EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER



                          Dated as of August 22, 2005,



                                      Among


                             WHIRLPOOL CORPORATION,


                            WHIRLPOOL ACQUISITION CO.

                                       and

                               MAYTAG CORPORATION

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ARTICLE I      THE MERGER....................................................1

      SECTION 1.01      THE MERGER...........................................1

      SECTION 1.02      CLOSING..............................................1

      SECTION 1.03      EFFECTIVE TIME.......................................1

      SECTION 1.04      EFFECTS..............................................2

      SECTION 1.05      CERTIFICATE OF INCORPORATION AND BY-LAWS.............2

      SECTION 1.06      DIRECTORS............................................2

      SECTION 1.07      OFFICERS.............................................2

ARTICLE II     EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
               EXCHANGE OF CERTIFICATES......................................2

      SECTION 2.01      EFFECT ON CAPITAL STOCK..............................2

      SECTION 2.02      APPRAISAL RIGHTS; STOCK OPTIONS; AFFILIATES..........4

      SECTION 2.03      EXCHANGE OF CERTIFICATES.............................5

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................9

      SECTION 3.01      ORGANIZATION, STANDING AND POWER.....................9

      SECTION 3.02      COMPANY SUBSIDIARIES: EQUITY INTERESTS...............9

      SECTION 3.03      CAPITAL STRUCTURE...................................10

      SECTION 3.04      AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY...11

      SECTION 3.05      NO CONFLICTS; CONSENTS..............................12

      SECTION 3.06      SEC DOCUMENTS; UNDISCLOSED LIABILITIES..............13

      SECTION 3.07      INFORMATION SUPPLIED................................15

      SECTION 3.08      ABSENCE OF CERTAIN CHANGES OR EVENTS................16

      SECTION 3.09      TAXES...............................................17

      SECTION 3.10      ABSENCE OF CHANGES IN BENEFIT PLANS.................19

      SECTION 3.11      ERISA COMPLIANCE; EXCESS PARACHUTE PAYMENTS.........19

      SECTION 3.12      LITIGATION..........................................23

      SECTION 3.13      COMPLIANCE WITH APPLICABLE LAWS.....................23

      SECTION 3.14      LABOR MATTERS.......................................24

      SECTION 3.15      ENVIRONMENTAL MATTERS...............................24

      SECTION 3.16      INTELLECTUAL PROPERTY...............................26

      SECTION 3.17      BROKERS; SCHEDULE OF FEES AND EXPENSES..............26

      SECTION 3.18      OPINION OF FINANCIAL ADVISOR........................27
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                                      i

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.............27

      SECTION 4.01      ORGANIZATION, STANDING AND POWER....................27

      SECTION 4.02      CAPITAL STRUCTURE...................................27

      SECTION 4.03      SUB.................................................28

      SECTION 4.04      AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY...29

      SECTION 4.05      NO CONFLICTS; CONSENTS..............................29

      SECTION 4.06      SEC DOCUMENTS; UNDISCLOSED LIABILITIES..............30

      SECTION 4.07      INFORMATION SUPPLIED................................32

      SECTION 4.08      ABSENCE OF CERTAIN CHANGES OR EVENTS................33

      SECTION 4.09      LITIGATION..........................................33

      SECTION 4.10      COMPLIANCE WITH APPLICABLE LAWS.....................33

      SECTION 4.11      ENVIRONMENTAL MATTERS...............................33

      SECTION 4.12      INTELLECTUAL PROPERTY...............................35

      SECTION 4.13      FINANCING...........................................35

      SECTION 4.14      BROKERS; SCHEDULE OF FEES AND EXPENSES..............35


ARTICLE V      COVENANTS RELATING TO CONDUCT OF BUSINESS....................35

      SECTION 5.01      CONDUCT OF BUSINESS.................................35

      SECTION 5.02      NO SOLICITATION.....................................41

ARTICLE VI     ADDITIONAL AGREEMENTS........................................43

      SECTION 6.01      PREPARATION OF PROXY STATEMENT AND FORM S-4;
                        STOCKHOLDERS MEETING................................43

      SECTION 6.02      ACCESS TO INFORMATION; CONFIDENTIALITY..............44

      SECTION 6.03      REASONABLE BEST EFFORTS; NOTIFICATION...............44

      SECTION 6.04      ESPP................................................46

      SECTION 6.05      BENEFIT PLANS.......................................46

      SECTION 6.06      INDEMNIFICATION.....................................49

      SECTION 6.07      FEES AND EXPENSES...................................49

      SECTION 6.08      PUBLIC ANNOUNCEMENTS................................51

      SECTION 6.09      TRANSFER TAXES......................................51

      SECTION 6.10      RIGHTS AGREEMENTS; CONSEQUENCES IF RIGHTS
                        TRIGGERED...........................................51

      SECTION 6.11      STOCKHOLDER LITIGATION..............................52

      SECTION 6.12      STOCK EXCHANGE LISTING..............................52


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                                      ii

      SECTION 6.13      AFFILIATES..........................................52

      SECTION 6.14      OTHER ACTIONS BY PARENT.............................52

      SECTION 6.15      SECTION 16(B).......................................52

ARTICLE VII    CONDITIONS PRECEDENT.........................................53

      SECTION 7.01      CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
                        THE MERGER..........................................53

      SECTION 7.02      CONDITIONS TO OBLIGATIONS OF PARENT AND SUB.........53

      SECTION 7.03      CONDITIONS TO OBLIGATION OF THE COMPANY.............54

ARTICLE VIII   TERMINATION, AMENDMENT AND WAIVER............................55

      SECTION 8.01      TERMINATION.........................................55

      SECTION 8.02      EFFECT OF TERMINATION...............................56

      SECTION 8.03      AMENDMENT...........................................56

      SECTION 8.04      EXTENSION; WAIVER...................................56

      SECTION 8.05      PROCEDURE FOR TERMINATION...........................56

ARTICLE IX     GENERAL PROVISIONS...........................................57

      SECTION 9.01      NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.......57

      SECTION 9.02      NOTICES.............................................57

      SECTION 9.03      DEFINITIONS.........................................58

      SECTION 9.04      INTERPRETATION; DISCLOSURE LETTER...................59

      SECTION 9.05      SEVERABILITY........................................59

      SECTION 9.06      COUNTERPARTS........................................59

      SECTION 9.07      ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES......59

      SECTION 9.08      GOVERNING LAW.......................................60

      SECTION 9.09      ASSIGNMENT..........................................60

      SECTION 9.10      ENFORCEMENT.........................................60

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                                     iii


                             INDEX OF DEFINED TERMS

Defined Term                                                        Location
------------------------------------------------------------------------------

"20-DAY AVERAGE PRICE"...........................................   2.01(f)
"2005 BONUS PLANS"...............................................   6.05(e)
"2006 BONUS PLANS"...............................................   6.05(e)
"AFFILIATE"......................................................   9.03
"AFFILIATE AGREEMENT"............................................   6.13(a)
"ANTITRUST LAWS".................................................   6.03(b)(i)
"APPRAISAL SHARES"...............................................   2.02(a)
"BOOK ENTRY SHARES"..............................................   2.03(a)
"CASH LTIPS".....................................................   2.02(b)(2)
"CERTIFICATE"....................................................   2.01(d)
"CERTIFICATE OF MERGER"..........................................   1.03
"CLOSING"........................................................   1.02
"CLOSING DATE"...................................................   1.02
"CODE"...........................................................   2.03(j)
"COMMON SHARES TRUST"............................................   2.03(e)(2)
"COMMONLY CONTROLLED ENTITY".....................................   3.10(a)
"COMPANY"........................................................   Preamble
"COMPANY BENEFIT AGREEMENTS".....................................   3.10(b)
"COMPANY BENEFIT PLANS"..........................................   3.10(a)
"COMPANY BOARD"..................................................   2.02(b)(1)
"COMPANY BY-LAWS"................................................   3.01
"COMPANY CAPITAL STOCK"..........................................   3.03(a)
"COMPANY CHARTER"................................................   3.01
"COMPANY COMMON STOCK"...........................................   2.01
"COMPANY DISCLOSURE LETTER"......................................   Article III
"COMPANY EMPLOYEES"..............................................   6.05(d)
"COMPANY MATERIAL ADVERSE EFFECT"................................   9.03
"COMPANY PENSION PLANS"..........................................   3.11(a)
"COMPANY PREFERRED STOCK"........................................   3.03(a)
"COMPANY RIGHTS".................................................   3.03(a)
"COMPANY RIGHTS AGREEMENT".......................................   3.03(a)
"COMPANY SEC DOCUMENTS"..........................................   3.06(a)
"COMPANY STOCK OPTION"...........................................   2.02(b)(1)
"COMPANY STOCK PLANS"............................................   2.02(b)(4)
"COMPANY STOCKHOLDER APPROVAL"...................................   3.04(c)
"COMPANY STOCKHOLDERS MEETING"...................................   6.01(d)
"COMPANY SUBSIDIARY".............................................   3.01
"COMPANY TAKEOVER PROPOSAL"......................................   5.02(f)
"COMPETITIVELY SENSITIVE INFORMATION"............................   6.02(a)
"CONFIDENTIALITY AGREEMENT"......................................   6.02(a)
"CONSENT"........................................................   3.05(b)
"CONTRACT".......................................................   3.05(a)
"DGCL"...........................................................   1.01

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                                       iv

"DISQUALIFIED INDIVIDUAL".....................................   3.11(e)
"EFFECTIVE TIME"..............................................   1.03
"ENVIRONMENTAL CLAIM".........................................   3.15(i)(1)
"ENVIRONMENTAL LAWS"..........................................   3.15(i)(2)
"ENVIRONMENTAL PERMITS".......................................   3.15(b)(i)
"ERISA".......................................................   3.11(a)
"ESPP"........................................................   2.02(b)(4)
"EXCESS SHARES"...............................................   2.03(e)(1)
"EXCHANGE ACT"................................................   3.05(b)
"EXCHANGE AGENT"..............................................   2.03(a)
"EXCHANGE FUND"...............................................   2.03(a)
"EXCHANGE RATIO"..............................................   2.01(f)
"EXCLUDED PARTICIPANTS".......................................   5.01(a)
"FILED COMPANY SEC DOCUMENT"..................................   Article III
"FILED PARENT SEC DOCUMENT"...................................   Article IV
"FORM S4".....................................................   4.05(b)(iii)(A)
"GAAP"........................................................   3.06(b)
"GOVERNMENTAL ANTITRUST ENTITY"...............................   6.03(b)(i)
"GOVERNMENTAL ENTITY".........................................   3.05(b)
"HAZARDOUS MATERIALS".........................................   3.15(i)(3)
"HSR ACT".....................................................   3.05(b)
"INTELLECTUAL PROPERTY RIGHTS"................................   3.16
"JUDGMENT"....................................................   3.05(a)
"KNOWLEDGE"...................................................   9.03
"LAW".........................................................   3.05(a)
"LAZARD"......................................................   3.17
"LIENS".......................................................   3.02(a)
"MAXIMUM PREMIUM".............................................   6.06(b)
"MERGER"......................................................   Recitals
"MERGER CONSIDERATION"........................................   2.01(c)
"NEW PLANS"...................................................   6.05(b)
"NON-U.S. BENEFIT PLANS".......................................  3.11(j)
"NON-CLEARANCE TERMINATION FEE"................................  6.07(d)
"NYSE"........................................................   2.01(f)
"OLD PLANS"...................................................   6.05(b)
"OUTSIDE DATE"................................................   8.01(b)(i)
"PARENT"......................................................   Preamble
"PARENT BOARD"................................................   4.05(c)
"PARENT BYLAWS"...............................................   4.02
"PARENT CAPITAL STOCK"........................................   4.02
"PARENT CHARTER"..............................................   4.02
"PARENT COMMON STOCK".........................................   1.01
"PARENT DISCLOSURE LETTER"....................................   Article IV
"PARENT MATERIAL ADVERSE EFFECT"..............................   9.03
"PARENT PREFERRED STOCK"......................................   4.02
"PARENT RIGHTS"...............................................   4.02

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                                     v

"PARENT RIGHTS AGREEMENT"........................................   4.02
"PARENT SEC DOCUMENTS"...........................................   4.06(a)
"PARENT SUBSIDIARY"..............................................   4.02
"PARTICIPANT"....................................................   3.08(iv)(A)
"PERMITS"........................................................   3.13
"PERSON".........................................................   9.03
"PRIMARY COMPANY EXECUTIVE"......................................   3.11(e)
"PROXY STATEMENT"................................................   3.05(b)
"RELEASE"........................................................   3.15(i)(4)
"REPRESENTATIVES"................................................   5.02(a)
"RETENTION BONUS"................................................   6.05(d)
"RETENTION POOL".................................................   6.05(d)
"SARBANES-OXLEY ACT".............................................   3.06(d)
"SEC"............................................................   2.02(b)(3)
"SECTION 262"....................................................   2.02(a)
"SECURITIES ACT".................................................   3.06(b)
"SEVERANCE PLAN".................................................   6.05(f)
"SUB"............................................................   Preamble
"SUBSIDIARY".....................................................   9.03
"SUPERIOR COMPANY PROPOSAL"......................................   5.02(f)
"SURVIVING CORPORATION"..........................................   1.01
"TAX RETURN".....................................................   3.09(a)
"TAXES"..........................................................   3.09(a)
"TAXING AUTHORITY"...............................................   3.09(a)
"TRANSACTIONS"...................................................   1.01
"TRANSFER TAXES".................................................   6.09
"TRUST AGREEMENT"................................................   3.11(i)
"US PENSION PLAN"................................................   3.11(c)
"VOTING COMPANY DEBT"............................................   3.03(a)
"VESTING DATE"...................................................   6.05(d)
"TRITON".........................................................   6.05(b)
"TRITON AGREEMENT"...............................................   6.05(b)
"VOTING PARENT DEBT".............................................   4.02

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                                    vi

          AGREEMENT AND PLAN OF MERGER dated as of August 22, 2005, among WHIRLPOOL CORPORATION, a Delaware corporation ("PARENT"), WHIRLPOOL ACQUISITION CO., a Delaware corporation and a wholly owned subsidiary of Parent ("SUB"), and MAYTAG CORPORATION, a Delaware corporation (the "COMPANY").

          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS the respective Boards of Directors of Sub and the Company have approved and declared advisable this Agreement and the merger (the "MERGER") of Sub into the Company, on the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.01 THE MERGER. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION"). The Merger, the payment of cash and shares of common stock, par value $1.00 per share, of Parent ("PARENT COMMON STOCK") in connection with the Merger and the other transactions contemplated by this Agreement are referred to herein as the "TRANSACTIONS".

     SECTION 1.02 CLOSING. The closing (the "CLOSING") of the Merger shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law, waiver by all parties) of the conditions set forth in Section 7.01 (other than those conditions that by their nature are to be fulfilled at the Closing), or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof and other than those conditions that by their nature are to be fulfilled at the Closing), as soon as practicable after all the conditions set forth in
Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE".

     SECTION 1.03 EFFECTIVE TIME. Prior to the Closing, Parent shall prepare, and on the Closing Date or as soon as practicable thereafter the Surviving Corporation shall file with the Secretary of State of the State of Delaware, a certificate of merger (the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such subsequent time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

     SECTION 1.04 EFFECTS. The Merger shall have the effects set forth in
Section 259 of the DGCL.

     SECTION 1.05 CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

     SECTION 1.06 DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II

                       EFFECT ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.01 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $1.25 per share, of the Company ("COMPANY COMMON STOCK") or any shares of capital stock of Sub:

          (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

          (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is owned by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Sections 2.01(b), 2.02(a) and 2.02(b), each issued and outstanding share of Company Common Stock shall be

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                                       2

converted into the right to receive (x) $10.50 in cash, without interest, and
(y) that number of validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the Exchange Ratio (together, the "MERGER CONSIDERATION").

          (d) EFFECT OF CONVERSION. From and after the Effective Time, all of the shares of Company Common Stock converted into the Merger Consideration pursuant to this Section 2.01 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate (each a "CERTIFICATE") theretofore representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect thereto, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 2.03(d) and 2.03(f) and (iii) any cash to be paid in lieu of any fractional share of Parent Common Stock in accordance with Section 2.03(e).

          (e) CHANGES TO STOCK. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, split-up, exchange or readjustment of shares, rights issued in respect of Parent Common Stock or any stock dividend thereon with a record date during such period, the Merger Consideration, the Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

          (f) DEFINITIONS. For purposes of this Agreement:

          "EXCHANGE RATIO" means the quotient obtained by dividing $10.50 by the 20-Day Average Price and rounding to the nearest 1/10,000; provided that if the 20-Day Average Price is less than $75.1039, the Exchange Ratio shall be 0.1398; and if the 20-Day Average Price is greater than $91.7937, the Exchange Ratio shall be equal to 0.1144.

          "20-DAY AVERAGE PRICE" shall mean the average (rounded to nearest 1/10,000), of the volume weighted averages (rounded to the nearest 1/10,000), of the trading prices of the Parent Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing) for each of the 20 consecutive trading days ending on and including the second trading day prior to the Closing Date.

     SECTION 2.02 APPRAISAL RIGHTS; STOCK OPTIONS; AFFILIATES.

          (a) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares ("APPRAISAL SHARES") of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies with, Section 262 of the DGCL ("SECTION 262") shall not be converted into Merger Consideration as provided in
Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to the rights provided for under Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then such holder's Appraisal Shares shall be deemed to have been converted as of

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                                       3

the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration as provided in Section 2.01(c) and unpaid dividends and other distributions as provided in Section 2.03(d). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          (b) STOCK OPTIONS AND EQUITY AWARDS.

               (1) The Board of Directors of the Company (the "COMPANY BOARD"), or the appropriate committee thereof, shall take such action as is necessary so that at the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "COMPANY STOCK OPTION") granted under the Company Stock Plans, whether or not vested, shall cease to represent a right to acquire shares of Company Common Stock, and shall thereafter constitute an option to acquire, on the same terms and conditions as were applicable to such Company Stock Option pursuant to the relevant Company Stock Plan under which it was issued and the agreement evidencing the grant thereof prior to the Effective Time, the number (rounded to the nearest whole number) of shares of Parent Common Stock determined by multiplying (x) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by
(y) two times the Exchange Ratio. The exercise price or base price per share of Parent Common Stock subject to any such Company Stock Option at and after the Effective Time shall be an amount (rounded to the nearest one hundredth of a cent) equal to (A) the exercise price or base price per share of Company Common Stock subject to such Company Stock Option prior to the Effective Time divided by (B) two times the Exchange Ratio. The parties acknowledge that as of the Effective Time, all Company Stock Options granted under the 2002 Employee and Director Stock Incentive Plan, the 1998 Non-Employee Directors' Stock Option Plan, the 2000 Employee Stock Incentive Plan, the 1996 Employee Stock Incentive Plan, the 1992 Stock Option Plan for Executives and Key Employees and the 1989 Stock Option Plan for Non-Employee Directors, if unvested, shall vest in full and shall remain exercisable in accordance with the terms of the applicable plan documents and award agreements for each such Company Stock Option. The parties will make good faith efforts to make equitable adjustments to ensure that the conversions of Company Stock Options contemplated by this Section 2.02(b)(1) comply with Section 409A of the Code.

               (2) At the Effective Time, (i) each restricted stock unit or performance unit granted under the Company Stock Plans, if unvested, shall vest in full and be settled for a cash payment to the holder of such award equal to $10.50 plus (A) the Exchange Ratio times (B) the closing price of the Parent Common Stock on the Closing Date per unit; and (ii) each award granted under the Company's Performance Incentive Award Plan and the Company's Executive Economic Profit Plan (together, the "CASH LTIPS") shall vest and be settled in cash (based on a per share valuation equal to $10.50 plus (A) the Exchange Ratio times (B) the closing price of the Parent Common Stock on the Closing Date) at the Effective Time at 100% of target.

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                                       4

               (3) Parent shall take all corporate action necessary to assume as of the Effective Time the Company's obligations under the Company Stock Options and to otherwise effectuate the provisions of this Section 2.02(b), and shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 2.02(b). Effective as of the Closing Date, Parent shall file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act with respect to the Parent Common Stock subject to Company Stock Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein), as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

               (4) For purposes of this Agreement, "COMPANY STOCK PLANS" mean the 2002 Employee and Director Stock Incentive Plan, the 1998 Non-Employee Directors' Stock Option Plan, the 2000 Employee Stock Incentive Plan, the 1996 Employee Stock Incentive Plan, the 1992 Stock Option Plan for Executives and Key Employees, the 1989 Stock Option Plan for Non-Employee Directors and the Company's Employee Discount Stock Purchase Plan (the "ESPP").

          (c) COMPANY AFFILIATES. Anything to the contrary herein notwithstanding, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Certificate to any "AFFILIATE" of the Company (identified pursuant to Section 6.13) until such person shall have delivered to Parent duly executed Affiliate Agreements as contemplated by
Section 6.13. Such persons shall be subject to the restrictions described in such agreements, and such shares (or certificates therefor) shall bear a legend describing such restrictions.

     SECTION 2.03 EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall appoint the transfer agent for the Parent Common Stock or such other exchange agent reasonably acceptable to the Company (the "EXCHANGE AGENT") for the purpose of exchanging Certificates representing shares of Company Common Stock and non-certificated shares represented by book entry ("BOOK ENTRY SHARES") for the Merger Consideration. Parent will make available to the Exchange Agent, at or prior to the Effective Time, the cash and Parent Common Stock to be delivered in respect of the shares of Company Common Stock (such cash and Parent Common Stock being hereinafter referred to as the "EXCHANGE FUND"). Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of shares of Company Common Stock as of the Effective Time a letter of transmittal for use in such exchange (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of Company Common Stock shall pass, only upon proper delivery of such Certificates to the Exchange Agent or by appropriate guarantee of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States) in such form as the Company and Parent may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Exchange Agent. Exchange of any Book-Entry Shares shall be effected in accordance with

Parent's customary procedures with respect to securities represented by book entry.

          (b) EXCHANGE PROCEDURE. Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, will be entitled to receive (A) one or more shares of Parent Common Stock (which shall be in non-certificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares of Parent Common Stock, if any, that such holder has the right to receive pursuant to Section 2.01(c) and (B) a check in the amount equal to the cash portion of the Merger Consideration, if any, that such holder has the right to receive pursuant to Section 2.01(c) and this Article II, including cash payable in lieu of fractional shares pursuant to Section 2.03(e) and dividends and other distributions pursuant to Section 2.03(d). No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration and any dividends and other distributions in accordance with Sections 2.03(d) and 2.03(f), and any cash to be paid in lieu of any fractional share of Parent Common Stock in accordance with Section 2.03(e).

          (c) CERTIFICATE HOLDER. If any portion of the Merger Consideration is to be registered in the name of a person other than the person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (d) DIVIDENDS AND DISTRIBUTIONS. No dividends or other distributions with respect to shares of Parent Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until such Certificates or Book-Entry Shares are properly surrendered. Following such surrender, there shall be paid, without interest, to the record holder of the shares of Parent Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such shares of Parent Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

     (e) FRACTIONAL SHARES.

               (1) No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this
Section 2.03(e), a cash payment in lieu of such fractional shares of Parent Common Stock representing such holder's proportionate interest, if any, in the proceeds from the sale by the Exchange Agent in one or more transactions of shares of Parent Common Stock equal to the excess of (x) the aggregate number of shares of Parent Common Stock to be delivered to the Exchange Agent by Parent pursuant to Section 2.03(a) over (y) the aggregate number of whole shares of Parent Common Stock to be distributed to the holders of Certificates pursuant to
Section 2.03(b) (such excess being herein called the "EXCESS SHARES"). As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of the Certificates representing shares of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the NYSE in the manner provided in the following paragraph.

               (2) The sale of the Excess Shares by the Exchange Agent, as agent for the holders that would otherwise receive fractional shares, shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the holders of shares of Company Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of shares of Company Common Stock (the "COMMON SHARES TRUST"). Parent shall pay all commissions, transfer taxes and other out-of-pocket transactions costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of shares of Company Common Stock would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of shares of Company Common Stock would otherwise be entitled.

               (3) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of shares of Company Common Stock without interest, subject to and in accordance with this Section 2.03.

     (f) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (g) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this
Article II shall thereafter look only to Parent and/or the Surviving Corporation for payment of its claim for Merger Consideration.

          (h) NO LIABILITY. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any cash or Parent Common Stock from the Exchange Fund delivered to a public official to the extent required by any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered immediately prior to such date on which the Merger Consideration in respect of such Certificate would otherwise irrevocably escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (i) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest or (iii) commercial paper obligations receiving the highest rating from either Moody's Investor Services, Inc. or Standard & Poor's, a division of The McGraw Hill Companies, or a combination thereof; provided that, in any such case, no such instrument shall have a maturity exceeding three months from the date of the investment therein. Any interest and other income resulting from such investments shall be paid to Parent.

          (j) WITHHOLDING RIGHTS. Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE"), or under any other provision of applicable federal, state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent or the Exchange Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

          (k) LOST CERTIFICATES. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in respect of such lost, stolen, defaced or destroyed

Certificate the Merger Consideration with respect to each share of Company Common Stock formerly represented by such Certificate.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Sub that, except as set forth in the disclosure letter, dated as of the date of this Agreement, from the Company to Parent and Sub (the "COMPANY DISCLOSURE LETTER") or in any Company SEC Document filed and publicly available prior to the date of this Agreement (each, a "FILED COMPANY SEC Document"):


     SECTION 3.01 ORGANIZATION, STANDING AND POWER. Each of the Company and each of its subsidiaries (each, a "COMPANY SUBSIDIARY") (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, other than defects in such organization, existence or good standing that, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and (b) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such corporate power and authority, franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary or the failure to so qualify would reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "COMPANY CHARTER"), and the by-laws of the Company, as amended to the date of this Agreement (as so amended, the "COMPANY BY-LAWS").

     SECTION 3.02 COMPANY SUBSIDIARIES: EQUITY INTERESTS.

          (a) Section 3.02(a) of the Company Disclosure Letter lists each "SIGNIFICANT SUBSIDIARY", as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act and its jurisdiction of organization. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS").

          (b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, equity membership interest, partnership interest, joint venture interest or other equity interest in any person.

     SECTION 3.03 CAPITAL STRUCTURE. (a) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 24,000,000 shares of preferred stock, par value $1.00 per share ("COMPANY PREFERRED STOCK" and, together with the Company

Common Stock, the "COMPANY CAPITAL STOCK"). At the close of business on July 31, 2005, (i) 79,943,633 shares of Company Common Stock (each together with a Company Right) and no shares of Company Preferred Stock were issued and outstanding, (ii) 37,206,960 shares of Company Common Stock were held by the Company in its treasury, (iii) 7,521,608 shares of Company Common Stock were subject to outstanding Company Stock Options and 891,921 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans, (other than any shares reserved under the Employee Discount Stock Purchase Plan) and (iv) 4,000,000 shares of Company Preferred Stock were reserved for issuance in connection with the rights (the "COMPANY RIGHTS") issued pursuant to the Rights Agreement dated as of February 12, 1998 (as amended from time to time, the "COMPANY RIGHTS AGREEMENT"), between the Company and Computershare Investor Services, LLC, as Rights Agent. Except as set forth above, at the close of business on July 31, 2005, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. During the period from July 31, 2005 to the date of this Agreement,
(x) there have been no issuances by the Company of shares of capital stock or other voting securities of the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on such date as required by their terms as in effect on the date of such issuance and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other voting securities of the Company. There are no outstanding stock appreciation rights linked to the price of the Company Common Stock that were not granted in tandem with a related Company Stock Option. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Capital Stock may vote ("VOTING COMPANY DEBT"). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. The Company has made available to Parent a complete and correct copy of the Company Rights Agreement, as amended to the date of this Agreement.

          (b) The Company has delivered or made available to Parent a true, complete and correct list of all outstanding Company Stock Options, the number of shares of Company Common Stock subject to each such Company Stock Option, the grant dates, exercise prices, expiration dates and vesting schedule of each such Company Stock Option and the names of the holders of each Company Stock Option. All outstanding Company Stock Options are evidenced by the forms of Company Stock Option agreements delivered or made available to Parent, and no Company Stock Option agreement contains terms that are materially inconsistent with, or in addition in any material respect to, the terms contained therein.

     SECTION 3.04 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other Transactions to be performed or consummated by the Company. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions to be performed or consummated by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

          (b) The Company Board, at a meeting duly called and held, duly adopted resolutions (i) approving this Agreement, the Merger and the other Transactions to be performed or consummated by the Company, (ii) determining that the terms of the Merger and the other Transactions to be performed or consummated by the Company are fair to and in the best interests of the Company and its stockholders, (iii) directing that this Agreement be submitted to a vote at the Company Stockholders Meeting, (iv) recommending that the Company's stockholders adopt this Agreement and (v) declaring the advisability of this Agreement. Assuming that the representation set forth in the second sentence of Section 4.03(c) is true and correct, such resolutions of the Company Board are sufficient to render inapplicable to Parent and Sub and this Agreement, the Merger and the other Transactions (i) the restrictions on "BUSINESS COMBINATIONS" contained in Section 203 of the DGCL and (ii) the provisions of Article Eleventh of the Company Charter. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any other Transaction.

          (c) Assuming that the representation set forth in the second sentence of Section 4.03(c) is true and correct, the only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the "COMPANY STOCKHOLDER APPROVAL"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to consummate any Transaction other than the Merger.

     SECTION 3.05 NO CONFLICTS; CONSENTS. (a) The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other

Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without the lapse of time or the giving of notice, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "CONTRACT") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in
Section 3.05(b), any judgment, order or decree ("JUDGMENT") or statute, law (including common law), ordinance, rule or regulation ("LAW") applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (b) No consent, approval, license, permit, order or authorization ("CONSENT") of, or registration, declaration or filing with, or permit from, any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) any additional Consents and filings under any foreign Antitrust Laws (including, if applicable, the competition or antitrust laws of Mexico and Brazil, and the Competition Act (Canada)) or under the Investment Canada Act (Canada), (iii) the filing with the SEC of (A) a proxy or information statement relating to the adoption of this Agreement by the Company's stockholders (the "PROXY STATEMENT") and (B) such reports under, or other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement, the Merger and the other Transactions, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (v) compliance with and such filings as may be required under applicable Environmental Laws, (vi) such filings as may be required in connection with the Taxes described in Section 6.09, (vii) filings under any applicable state takeover Law and (viii) such other items that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (c) The Company and the Company Board have taken all action necessary to (i) render the Company Rights Agreement inapplicable to this Agreement, the Merger and the other Transactions and (ii) ensure that (A) neither Parent nor any of its affiliates or associates is or will become an "ACQUIRING PERSON" (as defined in the Company Rights Agreement) by reason of this Agreement, the Merger or any other Transaction, (B) a "DISTRIBUTION DATE" or a "SHARE ACQUISITION DATE" (as each such term is defined in the Company Rights Agreement) shall not occur by reason of this Agreement, the Merger or any other Transaction and (C) the Company Rights shall expire immediately prior to the Effective Time.

     SECTION 3.06 SEC DOCUMENTS; UNDISCLOSED LIABILITIES. (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 2003 pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "COMPANY SEC DOCUMENTS").

          (b) As of its respective date, each Company SEC Document complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "SECURITIES ACT"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Filed Company SEC Document has been revised or superseded by a later filed Filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents (including the related notes and schedules thereto) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (c) Other than liabilities or obligations (i) disclosed or provided for in the financial statements included in the Filed Company SEC Documents or
(ii) incurred since March 31, 2005 in the ordinary course of business, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (d) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the "SARBANES-OXLEY ACT") with respect to the Company SEC Documents, and the Company has delivered to Parent a summary of any disclosure made by the Company's management to the Company's auditors and audit committee referred to in such certifications. For purposes of the preceding sentence, "PRINCIPAL EXECUTIVE OFFICER" and "PRINCIPAL FINANCIAL OFFICER" shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act.

          (e) The Company has (i) designed and maintained disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange
Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, that is required to be disclosed by the Company in the reports it files under the Exchange Act is made known to its principal executive officer and principal financial officer or other appropriate members of management as appropriate to allow timely decisions regarding required disclosure; (ii) designed and maintained a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange
Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (A) that transactions are executed in accordance with management's general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (B) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on the Company's financial statements; (iii) with the participation of the Company's principal executive and financial officers, completed an assessment of the effectiveness of the Company's internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended January 1, 2005, and such assessment concluded that such internal controls were effective using the framework specified in the Company's Annual Report on Form 10-K for such year ended; and (iv) to the extent required by applicable Law, disclosed in such report or in any amendment thereto any change in the Company's internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (f) The Company has disclosed, based on the most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of the Company Board (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company has identified, based on the most recent evaluation of internal control over financial reporting, for the Company's auditors any material weaknesses in internal controls. The Company has provided to Parent true and correct copies of any of the foregoing disclosures to the auditors or audit committee that have been made in writing from January 1, 2003 through the date hereof, and will promptly provide Parent true and correct copies of any such disclosure that is made after the date hereof.

          (g) None of the Company Subsidiaries is, or has at any time since January 1, 2003 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

          (h) As of the date of this Agreement, to the knowledge of the Company, there is no applicable accounting rule, consensus or pronouncement that has been adopted by the SEC, the Financial Accounting Standards Board, the Emerging Issues Task Force or any similar body but that is not in effect as of the date of this Agreement that, if implemented, would reasonably be expected to have a Company Material Adverse Effect.

          (i) There are no pending (A) formal or, to the knowledge of the Company, informal investigations of the Company by the SEC, (B) to the knowledge of the Company, inspections of an audit of the Company's financial statements by the Public Company Accounting Oversight Board or (C) investigations by the audit committee of the Company Board regarding any complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. The Company will promptly provide to Parent information as to any such matters that arise after the date hereof.

          (j) Since July 30, 2002, the Company has been in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act in effect from time to time.

          (k) Since the date of the Company's 2004 annual meeting of stockholders, the Company has been in compliance with the applicable corporate governance listing standards of the NYSE in all material respects.

     SECTION 3.07 INFORMATION SUPPLIED.

          (a) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing for inclusion or incorporation by reference therein.

          (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 or any amendment or supplement thereto will, at the time the Form S-4 or any such amendment or supplement becomes effective under the Securities Act or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be included in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

                    (i) any event, change, effect, development, condition or occurrence that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect;

                    (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock or any repurchase for value by the Company of any Company Common Stock, other than quarterly cash dividends with respect to the Company Common Stock of (A) $0.18 per share with respect to the first quarter of 2005 and (B) $0.09 per share with respect to the second and third quarters of 2005, in each case with usual declaration, record and payment dates;

                    (iii) any split, combination or reclassification of any Company Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock;

                    (iv) (A) any granting by the Company or any Company Subsidiary to any current or former director, officer, employee or independent contractor of the Company or any Company Subsidiary (each, a "PARTICIPANT") of any loan or any increase in any type of compensation, benefits, perquisites or any bonus or award, except for grants of normal cash bonus opportunities and normal increases of cash compensation (including compensation in connection with new hires), in each case in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any payment of any bonus to any Participant, except for bonuses paid in the ordinary course of business consistent with past practice, (C) any granting by the Company or any Company Subsidiary to any Participant of any severance, change in control, termination or similar compensation, pay or benefits or increases therein, or of the right to receive any severance, change in control, termination or similar compensation, pay or benefits or increases therein, except (x) as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (y) in the ordinary course of business consistent with past practice in connection with new hires to replace departed employees and (z) in the ordinary course of business consistent with past practice in connection with promotions made in the ordinary course of business consistent with past practice, or (D) any entry by the Company or any Company Subsidiary into, or any amendment of, any Company Benefit Agreement;

                    (v) any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect;

                    (vi) any change in accounting methods, principles or practices by the Company or any Company Subsidiary, except for any change which is not material or which is required by a change in GAAP or applicable Law;

                    (vii) any material elections with respect to Taxes by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund; or

                    (viii) any revaluation by the Company or any Company Subsidiary of any of the assets of the Company or any Company Subsidiary, except insofar as may have been required by applicable Law or that would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.09 TAXES. (a) As used in this Agreement:

          "TAXES" shall mean all (i) federal, state and local, domestic and foreign, taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, employment, excise, property, net worth, capital gains, transfer, stamp, documentary, social security, payroll, environmental, alternative minimum, occupation, recapture and other taxes, and including any interest, penalties and additions imposed with respect to such amounts; (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group; and (iii) liability for the payment of any amounts as a result of an obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii).

          "TAXING AUTHORITY" shall mean any federal, state or local, domestic or foreign, governmental body (including any subdivision, agency or commission thereof), or any quasi-governmental body, in each case, exercising regulatory authority in respect of Taxes.

          "TAX RETURN" shall mean all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

          (b) The Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all material Tax Returns required to be filed by or on behalf of the Company and each Company Subsidiary in the manner prescribed by applicable Law. All such Tax Returns are complete and correct, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has timely paid (or the Company has paid on each such Company Subsidiary's behalf) all Taxes due and owing, and, in accordance with GAAP, the most recent financial statements contained in the Filed Company SEC Documents reflect a reserve (excluding any reserve for deferred Taxes) for all Taxes payable by the Company and each Company Subsidiary for all taxable periods and portions thereof through the date of such financial statement, in each case except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (c) No Tax Return of the Company or any Company Subsidiary is under audit or examination by any Taxing Authority, and no written notice or, to the knowledge of the Company, unwritten notice of such an audit or examination has been received by the Company or any Company Subsidiary. Each material assessed deficiency resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid and there is no assessed deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or any Company Subsidiary. The federal income

Tax Returns of the Company and each Company Subsidiary have been examined by the Internal Revenue Service or the relevant statute of limitations has closed for all years through 1997.

          (d) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material Taxes and no power of attorney with respect to any such Taxes has been executed or filed with any Taxing Authority by or on behalf of the Company or any Company Subsidiary.

          (e) No material Liens for Taxes exist with respect to any assets or properties of the Company or any Company Subsidiary, except for statutory liens for Taxes not yet due.

          (f) Neither the Company nor any Company Subsidiary is a party to or bound by any material Tax sharing agreement, material Tax indemnity obligation or similar material agreement or arrangement with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority), other than any such agreements (i) with customers, vendors, lessors or similar persons entered into in the ordinary course of business and (ii) among the Company and the Company Subsidiaries.

          (g) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary has complied with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any federal, state or local, domestic or foreign, Laws) and has, within the time and the manner prescribed by applicable Law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable Law.

          (h) Neither the Company nor any Company Subsidiary is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (i) Neither the Company nor any Company Subsidiary shall be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law.

          (j) Neither the Company nor any Company Subsidiary has participated in any "LISTED TRANSACTION" as defined in Treasury Regulation Section 1.6011-4.

     SECTION 3.10 ABSENCE OF CHANGES IN BENEFIT PLANS. (a) From the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, neither the Company nor any Company Subsidiary has terminated, adopted, amended, modified or agreed to terminate, adopt, amend or modify (or announced an intention to terminate, adopt, amend or modify), in any material respect, any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock repurchase rights, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other welfare benefit or other plan, program, arrangement or understanding, whether oral or written, formal or informal, funded or unfunded (whether or not legally binding), maintained, contributed to or required to be maintained or contributed to by the Company or any Company Subsidiary or any other person or entity that, together with the Company or any Company Subsidiary, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or any other applicable Law (each, a "COMMONLY CONTROLLED ENTITY"), in each case providing benefits to any Participant and whether or not subject to United States law (all such plans, programs, arrangements and understandings, including any such plan, program, arrangement or understanding entered into or adopted on or after the date of this Agreement, "COMPANY BENEFIT PLANS") or has made any change, in any material respect, in any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan that is a Company Pension Plan, or any change, in any material respect, in the manner in which contributions to any such Company Pension Plan are made or the basis on which such contributions are determined.

          (b) Section 3.10 of the Company Disclosure Letter contains a complete and correct list of (i) any material employment, deferred compensation, severance, change in control, termination, employee benefit, loan (other than Participant loans under any Company Pension Plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code), indemnification, retention, stock repurchase, stock option, consulting or similar agreement, commitment or obligation between the Company or any Company Subsidiary, on the one hand, and any Participant, on the other hand, and (ii) any agreement between the Company or any Company Subsidiary, on the one hand, and any Participant, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of transactions involving the Company or any Company Subsidiary of the nature contemplated by this Agreement (all such agreements, collectively, the "COMPANY BENEFIT AGREEMENTS").

     SECTION 3.11 ERISA COMPLIANCE; EXCESS PARACHUTE PAYMENTS.

          (a) Section 3.11(a) of the Company Disclosure Letter contains a complete and correct list of all Company Benefit Plans that are "EMPLOYEE PENSION BENEFIT PLANS" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (all such plans, collectively, the "COMPANY PENSION PLANS") or "EMPLOYEE WELFARE BENEFIT PLANS" (as defined in Section 3(1) of ERISA) and all other material Company Benefit Plans; provided, however, that no Company Benefit Agreement shall be deemed a Company Benefit Plan or listed in Section 3.11(a) of the Company Disclosure Letter. Each Company Benefit Plan has been administered in compliance with its terms and applicable Law, and the terms of any applicable collective bargaining agreements, except to the extent that the failure to comply with any such terms or Law, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent complete and correct copies of (i) each Company Benefit Plan and each Company Benefit Agreement (or, in the case of any unwritten Company Benefit Plan or Company Benefit Agreement, a description thereof), (ii) the most recent annual report on Form 5500 (including accompanying schedules and attachments) with respect to each Company Benefit Plan for which such a report is required, (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required under

ERISA, (iv) each material trust agreement and material group annuity contract relating to the funding or payment of benefits under any Company Benefit Plan,
(v) the most recent determination or qualification letter issued by the Internal Revenue Service for each Company Benefit Plan intended to qualify for favorable tax treatment in the United States of America, as well as a true, correct and complete copy of each pending application for such letter, if applicable, and
(vi) the most recent actuarial valuation, if applicable, for each Company Pension Plan.

          (b) All Company Pension Plans intended to be tax qualified have been the subject of determination letters from the Internal Revenue Service with respect to all tax Law changes through the Economic Growth and Tax Relief Reconciliation Act of 2001 with respect to which a determination letter from the Internal Revenue Service can be obtained to the effect that such Company Pension Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs or require security under Section 307 of ERISA. All Company Pension Plans that are required to have been approved by any non-U.S. Governmental Entity have been so approved.

          (c) Except as set forth in Section 3.11(c) of the Company Disclosure Letter, neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to maintain or contribute to, or has any liability under, any Company Benefit Plan that is subject to Title IV of ERISA. With respect to the Maytag Corporation Employees Retirement Plan (the "US PENSION PLAN"), to the knowledge of the Company there has been no material adverse change in the financial condition of such plan from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, assuming for such purpose that there has been no change in the discount rate used for purposes of valuing the liabilities of such plan from the discount rate applied in such financial statements. No liability under Title IV of ERISA (other than for premiums to the Pension Benefit Guaranty Corporation) has been or is expected to be incurred by the Company or any Company Subsidiary with respect to any ongoing, frozen or terminated "SINGLE-EMPLOYER" plan (as defined in Section 4001(a)(15) of ERISA), currently or formerly maintained by any of them or by any Commonly Controlled Entity, except for any such liabilities that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of the Company Pension Plans has an "ACCUMULATED FUNDING DEFICIENCY" (as defined in
Section 302 of ERISA or Section 412 of the Code), whether or not waived, nor has any waiver of the minimum funding standards of Section 302 of ERISA or Section 412 of the Code been requested. None of the Company, any Company Subsidiary, any employee of the Company or any Company Subsidiary or any of the Company Benefit Plans, including the Company Pension Plans, or any trusts created thereunder or any trustee, administrator or other fiduciary of any Company Benefit Plan or trust created thereunder, or any agents of the foregoing, has engaged in a "PROHIBITED TRANSACTION" (as defined in Section 406 of ERISA or Section 4975 of the Code) that would be reasonably expected to subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans, or, to the knowledge of the Company, any trusts created thereunder or any trustee or administrator of any

Company Benefit Plan or trust created thereunder to the tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or to the sanctions imposed under Title I of ERISA or to any other liability for breach of fiduciary duty under ERISA, except for any such prohibited transactions that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. No Company Pension Plan or related trust has been terminated during the last five years, nor has there been any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice period has been waived, with respect to any Company Pension Plan since January 1, 2004, and no notice of a reportable event will be required to be filed in connection with the Transactions. Neither the Company nor any Company Subsidiary has incurred any material liability that has not been satisfied in full as a result of a "COMPLETE WITHDRAWAL" or a "PARTIAL WITHDRAWAL" (as each such term is defined in Sections 4203 and 4205, respectively, of ERISA) during the past six years from any "MULTIEMPLOYER PLAN" within the meaning of Section 4001(a)(3) of ERISA.

          (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, whether or not subject to ERISA, such Company Benefit Plan is either funded through an insurance company contract and is not a "WELFARE BENEFITS FUND" (as defined in Section 419(e) of the Code) or it is unfunded.

          (e) Other than payments or benefits that may be made to the persons listed in Section 3.11(e) of the Company Disclosure Letter (each, a "PRIMARY COMPANY EXECUTIVE"), no amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions (alone or in combination with any other event) by any Participant who is a "DISQUALIFIED INDIVIDUAL" (as defined in final Treasury Regulation Section 1.280G-1) (each, a "DISQUALIFIED INDIVIDUAL") under any Company Benefit Plan, Company Benefit Agreement or other compensation arrangement currently in effect would be an "EXCESS PARACHUTE PAYMENT" (as defined in Section 280G(b)(1) of the Code) and no such Disqualified Individual is entitled to receive any additional payment (e.g., any tax gross-up or any other payment) from the Company, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such Disqualified Individual. The Company has provided Parent with calculations performed in 2004 by Hewitt Associates of the estimated amounts of compensation and benefits that could be received (whether in cash or property or the vesting of property) by certain Primary Company Executives as a result of a transaction of the nature contemplated by this Agreement (alone or in combination with any other event), and the "BASE AMOUNT" (as defined in Section 280G(b)(3) of the Code) for certain Primary Company Executives, in each case as of the date specified in such calculations and in accordance with the assumptions made by Hewitt Associates as set forth in such calculations. To the knowledge of the Company, the Company provided true and complete compensation and benefit information and data to Hewitt Associates necessary to perform such calculations, which information and data was correct in all material respects as of the date provided by the Company to Hewitt Associates.

          (f) The execution and delivery by the Company of this Agreement do not, and the consummation of the Transactions and compliance with the terms hereof will not (either alone or in combination with any other event) (i) entitle any Participant to any additional compensation, severance, termination, change in control or other benefits or any benefits the value of which will be calculated on the basis of any of the Transactions (alone or in combination with any other event), (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of any compensation, severance or other benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement, or (iii) trigger the forgiveness of indebtedness owed by any Participant to the Company or any of its affiliates.

          (g) Since January 1, 2004, and through the date of this Agreement, neither the Company nor any Company Subsidiary has received notice of, and, to the knowledge of the Company, there are no (i) material pending termination proceedings or other suits, claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), actions or proceedings against or involving or asserting any rights or claims to benefits under any Company Benefit Plan or Company Benefit Agreement or (ii) pending investigations (other than routine inquiries) by any Governmental Entity with respect to any Company Benefit Plan or Company Benefit Agreement, except for any such suits, claims, proceedings or investigations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans or Company Benefit Agreements that are required to have been made by the Company or any Company Subsidiary have been timely made, accrued or reserved for, except for failures to make, accrue or reserve for any such contributions, premiums and benefit payments that, individually or aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (h) Neither the Company nor any Company Subsidiary has any liability or obligations, including under or on account of a Company Benefit Plan or Company Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any Company Subsidiary and treating such persons as consultants or independent contractors and not as employees of the Company or any Company Subsidiary, except for any such liabilities or obligations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (i) The Agreement for the Trust for Maytag Corporation Non-Qualified Deferred Compensation Plans dated as of October 1, 2003 (the "TRUST AGREEMENT"), by and between the Company and KeyBank National Association, and each Plan (as such term is defined in the Trust Agreement) has been amended to provide that no funding shall be required in connection with the execution of this Agreement or the consummation of the Transactions. With respect to the Maytag Corporation Supplemental Retirement Plan II, the Maytag Corporation Deferred Compensation Plan II, their predecessor plans and any trust agreements relating to the payment of benefits under these plans, all necessary actions have been taken to ensure that no funding shall be required in connection with the execution of this Agreement or the consummation of the Transactions.

          (j) Except for any items that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) all Company Benefit Plans maintained primarily for the benefit of Participants principally employed in jurisdictions other than the United States of America (all such plans, collectively, the "NON-U.S. BENEFIT PLANS") have been maintained in accordance with their terms and all applicable legal requirements,
(ii) if any Non-U.S. Benefit Plan is intended to qualify for special tax treatment, such Non-U.S. Benefit Plan meets all requirements for such treatment, and (iii) the fair market value of the assets of each Non-U.S. Benefit Plan required to be funded, the liability of each insurer for any Non-U.S. Benefit Plan required to be funded, and the book reserve established for any Non-U.S. Benefit Plan, together with any accrued contributions, is sufficient to provide for the accrued benefit obligations under each Non-U.S. Benefit Plan.

     SECTION 3.12 LITIGATION. There are no suits, actions or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, nor are there any Judgments outstanding against the Company or any Company Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.13 COMPLIANCE WITH APPLICABLE LAWS. The Company and the Company Subsidiaries and their relevant personnel and operations are in compliance with all applicable Laws, including those relating to occupational health and safety, except for such failure to be in compliance as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law, except for such failure to be in compliance as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries have in effect all permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Entities (collectively, "PERMITS"), necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted, except for such Permits the absence of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and there has occurred no violation of, default (with or without the lapse of time or the giving of notice, or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any such Permit, except for any such violations, defaults or events that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There is no event which, to the knowledge of the Company, would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any such Permit, except for any such events that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.09.

     SECTION 3.14 LABOR MATTERS. Since January 1, 2004 to the date of this Agreement, neither the Company nor any Company Subsidiary has experienced any material labor strikes, union organization attempts, requests for representation, work slowdowns or stoppages or disputes due to labor disagreements, and to the knowledge of the Company there is currently no such action threatened against or affecting the Company or any Company Subsidiary. The Company and the Company Subsidiaries are each, and since January 1, 2002 have each been, in compliance with all applicable Laws with respect to labor relations, employment and employment practices, terms and conditions of employment and wages and hours, human rights, pay equity and workers compensation, except to the extent that the failure to comply with any such Law, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and is not, and since January 1, 2002 has not, engaged in any unfair labor practice that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. There is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened, in each case, before the National Labor Relations Board or any comparable federal, state, provincial or foreign agency or authority, except for any such charges or complaints that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. No grievance or arbitration proceeding arising out of a collective bargaining agreement is pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, except for any such grievances or proceedings that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.15 ENVIRONMENTAL MATTERS.

          (a) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of the Company Subsidiaries are, and have been, in compliance with all Environmental Laws, and neither the Company nor any of the Company Subsidiaries has received any written communication from a Governmental Entity that alleges that the Company or any of the Company Subsidiaries is in violation of, or has liability under, any Environmental Law.

          (b) (i) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of the Company Subsidiaries have obtained and are in compliance with all material permits, licenses and governmental authorizations pursuant to Environmental Law (collectively "ENVIRONMENTAL PERMITS") necessary for their operations as presently conducted, (ii) all such Environmental Permits are valid and in good standing and (iii) since January 1, 2003, neither the Company nor any of the Company Subsidiaries has been advised in writing by any Governmental Entity of any actual or potential change in the status or terms and conditions of any Environmental Permit.

          (c) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, there are no Environmental Claims pending or, to the knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries.

          (d) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries has entered into or agreed to, or is otherwise subject to, any Judgment relating to any Environmental Law or to the investigation or remediation of Hazardous Materials.

          (e) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, there has been no treatment, storage or Release of any Hazardous Material that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or against any person whose liabilities for such Environmental Claims the Company or any of the Company Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law.

          (f) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, there are no underground storage tanks at, on, under or about (i) any manufacturing facility owned, operated or leased by the Company or any Company Subsidiary, (ii) any other property owned by the Company or any Company Subsidiary or (iii) to the knowledge of the Company, any other property leased or operated by the Company or any Company Subsidiary.

          (g) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company, any asbestos-containing material that is at, under or about property owned, operated or leased by the Company or any Company Subsidiary is non-friable or encapsulated and in good condition according to the generally accepted standards and practices governing such material, and its presence or condition does not violate or otherwise require abatement or removal pursuant to any applicable Environmental Law.

          (h) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of the Company Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries, and (ii) to the knowledge of the Company, no Environmental Claims are pending against any person whose liabilities for such Environmental Claims the Company or any of the Company Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law.

          (i) DEFINITIONS. As used in this Agreement:

               (1) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, judgments, investigations, proceedings or written notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (x) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (y) the failure to comply with any Environmental Law;

               (2) "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees, judgments, legally binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, natural resources or protection of endangered or threatened species, human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata);

               (3) "HAZARDOUS MATERIALS" means (x) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls; and (y) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law; and

               (4) "RELEASE" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

     SECTION 3.16 INTELLECTUAL PROPERTY. The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, domain names and other proprietary intellectual property rights and computer programs (collectively, "INTELLECTUAL PROPERTY RIGHTS") which are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole. No claims are pending or, to the knowledge of the Company, threatened that the Company or any Company Subsidiary is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right, except for any such claims that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no person is infringing the rights of the Company or any Company Subsidiary with respect to any Intellectual Property Right, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.17 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Lazard Freres & Co. LLC ("LAZARD"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of all agreements between the Company and Lazard relating to the Merger and the other Transactions.

     SECTION 3.18 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Lazard, dated as of the date of the meeting of the Company Board referred to in Section 3.04(b), to the effect that, as of such date, the consideration to be received in the Merger by the holders of the Company Common Stock is fair from a financial point of view to such holders, a signed copy of which opinion shall be delivered to Parent as soon as reasonably practicable following the date of this Agreement.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Parent and Sub, jointly and severally, represent and warrant to the Company that, except as set forth in the disclosure letter, dated as of the date of this Agreement, from Parent and Sub to the Company (the "PARENT DISCLOSURE LETTER") or in any Parent SEC Document filed and publicly available prior to the date of this Agreement (each, a "FILED PARENT SEC DOCUMENT"):

     SECTION 4.01 ORGANIZATION, STANDING AND POWER. Each of Parent and Sub (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, other than defects in such organization, existence or good standing that, individually and in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, and (b) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such corporate power and authority, franchises, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.02 CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 250,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share ("PARENT PREFERRED STOCK" and, together with the Parent Common Stock, the "PARENT CAPITAL STOCK"). At the close of business on July 31, 2005, (i) 66,797,864 shares of Parent Common Stock (each together with a Parent Right) and no shares of Parent Preferred Stock were issued and outstanding, (ii) 23,729,728 shares of Parent Common Stock were held by Parent in its treasury, (iii) 5,878,756 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options and other stock-based awards (other than shares of restricted stock or other equity based awards included in the number of shares of Parent Common Stock outstanding set forth above) and (iv) shares of Parent Preferred Stock reserved for issuance in connection with the rights (the "PARENT RIGHTS") issued pursuant to the Rights Agreement dated as of April 21, 1998 (as amended from time to time, the "PARENT RIGHTS AGREEMENT"), between Parent and First Chicago Trust Company of New York, as Rights Agent. Except as set forth above, at the close of business on July 31, 2005, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. During the period from July 31, 2005 to the date of this Agreement, (x) there have been no issuances by Parent of shares of capital stock or other voting securities of Parent other than issuances of shares of Parent Common Stock pursuant to the exercise of options and other stock-based awards outstanding on such date as required by their terms as in effect on the date of such issuance and (y) there have been no issuances by Parent of options, warrants or other rights to acquire shares of capital stock or other voting securities of Parent. All outstanding shares of Parent Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Restated Certificate of Incorporation of Parent (the "PARENT CHARTER") and the Amended and Restated By-laws of Parent (the "PARENT BY-LAWS") or any Contract to which Parent is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Capital Stock may vote ("VOTING PARENT DEBT"). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent or any of Parent's subsidiaries (each, a "PARENT SUBSIDIARY") is a party or by which any of them is bound (i) obligating Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or any Parent Subsidiary or any Voting Parent Debt, (ii) obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Parent Capital Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary. Parent has made available to the Company a complete and correct copy of the Parent Rights Agreement, as amended to the date of this Agreement.

     SECTION 4.03 SUB. (a) Since the date of its incorporation, Sub has not carried on any business, conducted any operations or incurred any obligations or liabilities other than (i) the execution of this Agreement and the other agreements referred to herein, (ii) the performance of its obligations hereunder and thereunder, and (iii) matters ancillary hereto and thereto.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

          (c) As of the date of this Agreement, except as set forth on Section 4.03(c) of the Parent Disclosure Letter, neither Parent nor Sub owns any shares of Company Common Stock. None of Parent or any of its affiliates is (i) an "INTERESTED STOCKHOLDER" (as defined in Section 203 of the DGCL) of the Company or (ii) an "INTERESTED SHAREHOLDER" or an "Affiliate" of an Interested Shareholder (as each such term is defined in Article Eleventh of the Company Charter).

     SECTION 4.04 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other Transactions to be performed or consummated by Parent or Sub, as the case may be. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Merger and the other Transactions to be performed or consummated by Parent or Sub, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Sub. Parent, as sole stockholder of Sub, shall adopt this Agreement as soon as reasonably practicable following its execution. Each of Parent and Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general equity principles. To the Parent's knowledge, no state takeover statute or similar statute or regulation applies or purports to apply to Parent with respect to this Agreement, the Merger or any other Transaction.

     SECTION 4.05 NO CONFLICTS; CONSENTS. (a) The execution and delivery by each of Parent and Sub of this Agreement, do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without the lapse of time or the giving of notice, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any Parent Subsidiary under, any provision of (i) the Parent Charter or Parent By-laws or organizational documents of any Parent Subsidiaries, (ii) any Contract to which Parent or any of the Parent Subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or Law applicable to Parent or any Parent Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or any Parent Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) any additional Consents and filings under any Antitrust Law or under the Investment Canada Act (Canada), (iii) the filing with the SEC of (A) a Registration Statement on Form S-4 (the "FORM S-4") relating to the issuance of the Parent Common Stock in the Merger and (B) such reports under, or other applicable requirements of, the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (v) compliance with and such filings as may be required under applicable Environmental Laws, (vi) such filings as may be required in connection with the Taxes described in Section 6.09, (vii) filings under any applicable state takeover Law and (viii) such other items that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (c) Parent and the Board of Directors of Parent (the "PARENT BOARD") have taken all action necessary to (i) render the Parent Rights Agreement inapplicable to this Agreement, the Merger and the other Transactions and (ii) ensure that (A) neither Company nor any of its affiliates or associates is or will become an "ACQUIRING PERSON" (as defined in the Parent Rights Agreement) by reason of this Agreement, the Merger or any other Transaction, and (B) a "DISTRIBUTION DATE" or a "SHARE ACQUISITION DATE" (as each such term is defined in the Parent Rights Agreement) shall not occur by reason of this Agreement, the Merger or any other Transaction.

     SECTION 4.06 SEC DOCUMENTS; UNDISCLOSED LIABILITIES. (a) Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent with the

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                                       29

SEC since January 1, 2003 pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "PARENT SEC DOCUMENTS").

          (b) As of its respective date, each Parent SEC Document complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Filed Parent SEC Document has been revised or superseded by a later filed Filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents (including the related notes and schedules thereto) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (c) Other than liabilities or obligations (i) disclosed or provided for in the financial statements included in the Filed Parent SEC Documents or
(ii) incurred since June 30, 2005 in the ordinary course of business, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

          (d) Each of the principal executive officer and the principal financial officer of Parent (or each former principal executive officer and former principal financial officer of Parent, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Parent SEC Documents, and Parent has delivered to the Company a summary of any disclosure made by Parent's management to Parent's auditors and audit committee referred to in such certifications. For purposes of the preceding sentence, "PRINCIPAL EXECUTIVE OFFICER" and "PRINCIPAL FINANCIAL OFFICER" shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act.

          (e) Parent has (i) designed and maintained disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to Parent, including its consolidated subsidiaries, that is required to be disclosed by Parent in the reports it files under the Exchange Act is made known to its principal executive officer and principal financial officer or other appropriate members of management as appropriate to allow timely decisions regarding required disclosure; (ii) designed and maintained a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (A) that transactions are executed in accordance with management's general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (B) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on Parent's financial statements; (iii) with the participation of Parent's principal executive and financial officers, completed an assessment of the effectiveness of Parent's internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2004, and such assessment concluded that such internal controls were effective using the framework specified in Parent's Annual Report on Form 10-K for such year ended; and (iv) to the extent required by applicable Law, disclosed in such report or in any amendment thereto any change in Parent's internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, Parent's internal control over financial reporting.

          (f) Parent has disclosed, based on the most recent evaluation of internal control over financial reporting, to Parent's auditors and the audit committee of the Parent Board (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting. Parent has identified, based on the most recent evaluation of internal control over financial reporting, for Parent's auditors any material weaknesses in internal controls. Parent has provided to the Company true and correct copies of any of the foregoing disclosures to the auditors or audit committee that have been made in writing from January 1, 2003 through the date hereof, and will promptly provide the Company true and correct copies of any such disclosure that is made after the date hereof.

          (g) None of the Parent Subsidiaries is, or has at any time since January 1, 2003 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

          (h) As of the date of this Agreement, to the knowledge of Parent, there is no applicable accounting rule, consensus or pronouncement that has been adopted by the SEC, the Financial Accounting Standards Board, the Emerging Issues Task Force or any similar body but that is not in effect as of the date of this Agreement that, if implemented, would reasonably be expected to have a Parent Material Adverse Effect.

          (i) There are no pending (A) formal or, to the knowledge of Parent, informal investigations of Parent by the SEC, (B) to the knowledge of Parent, inspections of an audit of Parent's financial statements by the Public Company Accounting Oversight Board or (C) investigations by the audit committee of the Parent Board regarding any complaint, allegation, assertion or claim that Parent or any Parent Subsidiary has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. Parent will promptly provide to the Company information as to any such matters that arise after the date hereof.

          (j) Since July 30, 2002, Parent has been in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act in effect from time to time.

          (k) Since the date of Parent's 2004 annual meeting of stockholders, Parent has been in compliance with the applicable corporate governance listing standards of the NYSE in all material respects.

     SECTION 4.07 INFORMATION SUPPLIED.

          (a) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Form S-4, and any amendments or supplements thereto, will, at the time it becomes effective under the Securities Act or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company in writing for inclusion or incorporation by reference therein.

          (b) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will, at the date it is first mailed to the Company's Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be included in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) As of the opening of business on August 8, 2005, to the knowledge of Parent, Parent has delivered to the Company true and correct copies of all letters in its possession from Parent's trade customers, retail buying groups and retail dealer associations regarding Parent's proposed acquisition of the Company. As of the opening of business on August 8, 2005 and except as previously disclosed to the Company, Parent has no knowledge of any opposition of Parent's proposed acquisition of the Company by any trade customers, retail buying groups or retail dealer associations contacted by Parent in connection with the Merger.

     SECTION 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the most recent audited financial statements included in the Filed Parent SEC Documents to the date of this Agreement, Parent has conducted its business only in the ordinary course, and during such period there has not been:

                    (i) any event, change, effect, development, condition or occurrence that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect;

                    (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Parent Common Stock or any repurchase for value by Parent of any Parent Common Stock, other than quarterly cash dividends with respect to the Parent Common Stock with usual declaration, record and payment dates;

                    (iii) any change in accounting methods, principles or practices by Parent or any Parent Subsidiary, except for any change which is not material or which is required by a change in GAAP or applicable Law;

                    (iv) any material elections with respect to Taxes by Parent or any Parent Subsidiary or settlement or compromise by Parent or any Parent Subsidiary of any material Tax liability or refund

                    (v) any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect; or

                    (vi) any revaluation by Parent or any Parent Subsidiary of any of the assets of Parent or any Parent Subsidiary, except insofar as may have been required by applicable Law or that would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.09 LITIGATION. There are no suits, actions or proceedings pending or, to the knowledge of Parent, threatened against or affecting Parent or any Parent Subsidiary (and Parent is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect, nor are there any Judgments outstanding against Parent or any Parent Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.10 COMPLIANCE WITH APPLICABLE LAWS. Parent and the Parent Subsidiaries and their relevant personnel and operations are in compliance with all applicable Laws, except for such failure to be in compliance as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.11 ENVIRONMENTAL MATTERS.

          (a) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, Parent and each of the Parent Subsidiaries are, and have been, in compliance with all Environmental Laws, and neither Parent nor any of the Parent Subsidiaries has received any written communication from a Governmental Entity that alleges that Parent or any of the Parent Subsidiaries is in violation of, or has liability under, any Environmental Law.

          (b) (i) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, Parent and each of the Parent Subsidiaries have obtained and are in compliance with all Environmental Permits necessary for their operations as presently conducted, (ii) all such Environmental Permits are

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                                       33

valid and in good standing and (iii) since January 1, 2003, neither Parent nor any of the Parent Subsidiaries has been advised in writing by any Governmental Entity of any actual or potential change in the status or terms and conditions of any Environmental Permit.

          (c) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, there are no Environmental Claims pending or, to the knowledge of Parent, threatened, against Parent or any of the Parent Subsidiaries.

          (d) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, neither the Parent nor any of the Parent Subsidiaries has entered into or agreed to, or is otherwise subject to, any Judgment relating to any Environmental Law or to the investigation or remediation of Hazardous Materials.

          (e) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, there has been no treatment, storage or Release of any Hazardous Material that would reasonably be expected to form the basis of any Environmental Claim against Parent or any of the Parent Subsidiaries or against any person whose liabilities for such Environmental Claims Parent or any of the Parent Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law.

          (f) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, there are no underground storage tanks at, on, under or about (i) any manufacturing facility owned, operated or leased by Parent or any Parent Subsidiary, (ii) any other property owned by the Parent or any Parent Subsidiary or (iii) to the knowledge of Parent, any other property leased or operated by Parent or any Parent Subsidiary.

          (g) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, to the knowledge of Parent, any asbestos-containing material that is at, under or about property owned, operated or leased by Parent or any Parent Subsidiary is non-friable or encapsulated and in good condition according to the generally accepted standards and practices governing such material, and its presence or condition does not violate or otherwise require abatement or removal pursuant to any applicable Environmental Law.

          (h) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, (i) neither the Parent nor any of the Parent Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that would reasonably be expected to form the basis of any Environmental Claim against Parent or any of the Parent Subsidiaries, and (ii) to the knowledge of Parent, no Environmental Claims are pending against any person whose liabilities for such Environmental Claims Parent or any of the Parent Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law.

     SECTION 4.12 INTELLECTUAL PROPERTY. Parent and the Parent Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights which are material to the conduct of the business of Parent and the Parent Subsidiaries taken as a whole. No claims are pending or, to the knowledge of Parent, threatened that Parent or any Parent Subsidiary is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right, except for any such claims that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent, no person is infringing the rights of Parent or any Parent Subsidiary with respect to any Intellectual Property Right, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.13 FINANCING. Parent has a sufficient amount of cash on hand or available borrowing capacity under existing loan agreements and a sufficient number of authorized shares of Parent Common Stock in order to pay the Merger Consideration in accordance with Article II.

     SECTION 4.14 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Greenhill & Co. the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.01 CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY THE COMPANY. Except for matters set forth in Section 5.01(a) of the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use commercially reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.01(a) of the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

                    (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of (in each case, whether in cash, stock or property), any of its capital stock, other than (1) dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent and (2) quarterly cash dividends with respect to the Company Common Stock not in excess of $0.09 per share, with usual declaration, record and payment dates, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, other than (1) any such issuance by a direct or indirect wholly owned Company Subsidiary to its parent and
          (2) as permitted under Section

          5.01(a)(v), or (C) purchase, redeem or otherwise acquire any (1) shares of capital stock of the Company or any Company Subsidiary, (2) any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except as permitted by
          Section 5.02(a)(viii), or (3) any options, warrants, rights, securities, units, commitments, contracts, arrangements or undertakings of any kind that give any person the right to receive any economic benefit and rights accruing to holders of capital stock of the Company or any Company Subsidiary;

                    (ii) except to the extent permitted under Section 5.01(a)(v), issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities,
          (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities, (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units or (E) any options, warrants, rights, securities, units, commitments, Contracts, arrangements or undertakings of any kind that give any person the right to receive any economic benefits and rights accruing to holders of capital stock of the Company or any Company Subsidiary, other than the issuance of shares of its capital stock by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary and other than the issuance of Company Common Stock (and associated Company Rights) (1) upon the exercise of Company Stock Options or rights under the ESPP outstanding as of the date of this Agreement and only if and to the extent required by their terms as in effect on the date of this Agreement and (2) with respect to rights outstanding as of the date of this Agreement under restricted stock units, performance stock rights and deferred compensation plans as set forth in Section 3.03 of the Company Disclosure Letter and only if and to the extent required by their terms in effect on the date of this Agreement;

                    (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                    (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, except for acquisitions permitted by Section 5.01(a)(iv)(B) or 5.01(a)(ix), or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except (x) purchases of assets in the ordinary course of business consistent with past practice and (y) acquisitions of assets pursuant to capital expenditures in an amount not in excess of $200,000,000 in the aggregate (including expenditures pursuant to Section 5.01(a)(ix)) and taken together with all such expenditures made since January 1, 2005;

                    (v) except as required under applicable Law or the terms of any plan or agreement in effect on August 10, 2005, (A) grant to any Participant any loan or increase in compensation, except for any such increase in compensation (other than a base salary increase to a Primary Company Executive) made in the ordinary course of business consistent with past practice, (B) grant to any Participant any increase in severance, change in control or termination pay or benefits, or pay any bonus to any

          Participant, except for bonuses paid to Participants in the ordinary course of business consistent with past practice, (C) enter into any employment, change in control, loan, retention, consulting, indemnification, severance, termination or similar agreement with any Participant, except (x) in the ordinary course of business consistent with past practice in connection with new hires to replace departed key employees, (y) in the ordinary course of business consistent with past practice in connection with promotions made in the ordinary course of business consistent with past practice (except, in the case of clauses (x) and (y), any change in control agreements) and (z) for severance arrangements entered into with Participants (other than Excluded Participants) in the ordinary course of business consistent with past practice after consultation in good faith with Parent), (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan or Company Benefit Agreement, (E) establish, adopt, enter into, terminate or amend any collective bargaining agreement or other labor union Contract, Company Benefit Plan or Company Benefit Agreement, (F) pay or provide to any Participant any benefit not provided for under a Company Benefit Plan or Company Benefit Agreement as in effect on August 10, 2005 other than the payment of compensation and severance in the ordinary course of business consistent with past practice, (G) grant any incentive awards under any Company Benefit Plan (including the grant of Company Stock Options, stock appreciation rights, performance units, performance shares, restricted stock, stock purchase rights or other stock-based or stock-related awards or the removal or modification of existing restrictions in any Contract, Company Benefit Plan or Company Benefit Agreement on incentive awards made thereunder), other than in the ordinary course of business consistent with past practice, or (H) take any action to accelerate any material rights or benefits, including vesting and payment, under any collective bargaining agreement, Company Benefit Plan or Company Benefit Agreement (for the avoidance of doubt, under no circumstances shall any voluntary contributions to the US Pension Plan not prohibited by Section 5.01(a)(xiii) be deemed prohibited under this
          Section 5.01(a)(v) or under any other sub-clause of this Section 5.01(a)); provided that under no circumstances shall this Section 5.01 be deemed to prohibit any of the following actions by the Company and its affiliates between the date hereof and the Closing Date (and the parties acknowledge that such actions shall be permitted during such period): (x) administration of the Company's annual bonus program in the ordinary course of business consistent with past practice (including determination and payment of 2005 bonuses and establishment and implementation of a plan for the 2006 calendar year), and (y) grants of Company Stock Options and restricted stock units and performance units in amounts and on terms consistent with past practice (it being agreed that aggregate grants of each type of award in an amount that does not exceed the amount of such type that was granted in 2004 shall be conclusively deemed consistent with past practice), and implementation of a long-term incentive program for the 2006-2008 cycle with target amounts and terms consistent with those of the Cash LTIPs, each under the Company Stock Plans; and, provided, further, that between the date hereof and the Closing Date, the Company and its affiliates may negotiate in good faith a settlement with applicable labor unions with respect to grievances concerning the freezing of the ESPP, and provide compensation to the extent determined in good faith to be necessary to facilitate such a settlement;

                    (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                    (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any material properties or assets, except
          (x) pursuant to contracts or agreements in effect as of August 10, 2005, (y) sales of assets in the ordinary course of business consistent with past practice or (z) sales of assets or properties in the commercial appliance segment; provided, in the case of clause (z), that such sale, lease, license or other disposition or subjection of Lien (1) is not consummated prior to the first anniversary of the date hereof, (2) any agreement for such sale is terminable if the Effective Time occurs prior to the first anniversary of the date hereof and (3) includes only the Dixie-Narco and/or Jade brands (solely with respect to such segment);

                    (viii)(A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than any such indebtedness or guarantees among the Company and the direct or indirect wholly owned Company Subsidiaries or among the direct and indirect wholly owned Company Subsidiaries), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, provided that the Company may enter into a credit facility so long as the Company does not incur any indebtedness thereunder, except as permitted hereby, except, in the case of this clause (A) for (x) short-term borrowings (1) incurred in the ordinary course of business consistent with past practice or (2) for working capital purposes, (y) indebtedness incurred to refinance indebtedness existing on the date of this Agreement or (z) indebtedness incurred in connection with capital expenditures permitted by Section 5.01(a)(ix); or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned Company Subsidiary;

                    (ix) make or agree to make any capital expenditures other than those capital expenditures in an amount not in excess of $200,000,000 in the aggregate (including expenditures pursuant to Section 5.01(a)(iv)) and taken together with all such expenditures made since January 1, 2005;

                    (x) make or change any material Tax election or settle or compromise any material Tax liability or refund, other than in the ordinary course of business consistent with past practice or as required by applicable Law;

                    (xi) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality or similar agreement (excluding any standstill provision in any such agreement) to which the Company or any Company Subsidiary is a party;

                    (xii) permit any insurance policy or arrangement naming or providing for it as a beneficiary or a loss payable payee to be canceled or terminated (unless such policy or arrangement is canceled or terminated in the ordinary course of business and concurrently replaced with a policy or arrangement with substantially similar coverage) or materially impaired;

                    (xiii) make any contributions to the US Pension Plan, except for (x) contributions of up to $70,000,000 from and after August 10, 2005 through December 31, 2005, (y) contributions of up to $100,000,000 during the 2006 calendar year and (z) with the consent of Parent (not to be unreasonably withheld), additional contributions of up to $100,000,000 during the 2006 calendar year;

                    (xiv) enter into any material agreement that is not terminable by the Company or a Company Subsidiary, without penalty, within one year from the date of entering into any such agreement;

                    (xv) renew, extend or amend any material agreement if doing so would cause such agreement to not be terminable by the Company or a Company Subsidiary, without penalty, within one year from the date of entering into any such renewal, extension or amendment; or

                    (xvi) authorize any of, or commit or agree to take any of, the foregoing actions.

For the purposes of this Section 5.01(a), "EXCLUDED PARTICIPANTS" shall mean those Participants (1) listed in Items 1 and 2 of Section 3.10(b) of the Company Disclosure Letter or (2) that are otherwise employed with the Company at the level of director or at any more-senior level of employment.

          (b) OTHER ACTIONS. The Company shall not, and shall not permit any of the Company Subsidiaries to, take any action that would reasonably be expected to result in any condition to the Merger set forth in Article VII not being satisfied, except any action permitted by Section 5.02 or Section 8.01.

          (c) ADVICE OF CHANGES. The Company shall promptly advise Parent orally and in writing of any event, change, effect, development, condition or occurrence that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (d) CONDUCT OF BUSINESS BY PARENT. Except for matters set forth in
Section 5.01(d) of the Parent Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time Parent shall, and shall cause each Parent Subsidiary to, conduct its business in the ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use commercially reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except as otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any Parent Subsidiary to, do any of the following without the prior written consent of the Company:

                    (i) declare, set aside or pay any dividends on, or make any other distributions in respect of (in each case, whether in cash, stock or property), any of its capital stock, other than (1) dividends and distributions by a direct or indirect wholly owned Parent Subsidiary to its parent, (2) regular quarterly cash dividends with respect to the Parent Common Stock, with usual declaration, record and payment dates or (3) any distribution of stock or property for which adjustment is made pursuant to Section 2.01(e);

                    (ii) adopt or propose any change in its certificate of incorporation or by-laws or other comparable organizational documents in a manner that would adversely affect the economic benefits of the Merger or the other Transactions to the Company's stockholders;

                    (iii) engage in any merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction unless Parent is the surviving or resulting corporation, the shareholders of Parent prior to such transaction own, directly or indirectly, a majority of the voting common equity interests in the surviving or resulting corporation and such voting common equity interests are publicly traded;

                    (iv) take any action that would be reasonably likely to prevent, hinder or delay the consummation of the Merger or the other Transactions; or

                    (v) authorize any of, or commit or agree to take any of, the foregoing actions.

     SECTION 5.02 NO SOLICITATION. (a) Subject to Section 5.02(b), from the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, the Company shall not, nor shall it authorize or permit any Company Subsidiary to, and the Company shall direct and use its reasonable best efforts to cause any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "REPRESENTATIVES") of the Company or any Company Subsidiary not to, (i) directly or indirectly solicit, initiate or encourage the submission of any Company Takeover Proposal, (ii) enter into any agreement with respect to any Company Takeover Proposal, except as contemplated by Section 5.02(b), or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company. On the date hereof, the Company shall immediately cease and cause to be terminated any existing solicitation, encouragement, discussion, negotiation or other action conducted by the Company, any Company Subsidiary or any of their respective Representatives with respect to a Company Takeover Proposal.

          (b) Notwithstanding anything to the contrary in Section 5.02(a), from the date hereof and prior to the receipt of the Company Stockholder Approval, the Company may, in response to an unsolicited Company Takeover Proposal which did not result from a breach of Section 5.02(a) and which the Company Board determines, in good faith, after consultation with outside counsel and financial advisors, may reasonably be expected to lead to a transaction (i) more favorable from a financial point of view to the holders of Company Common Stock than the Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any amendment to the terms of this Agreement and the Merger in effect as of the date of such determination) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal, and subject to compliance with Section 5.02(d), (x) furnish information with respect to the Company and the Company Subsidiaries to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement (excluding the provisions of the tenth and eleventh paragraphs thereof) and (y) participate in discussions or negotiations with such person and its Representatives regarding any Company Takeover Proposal; provided, however, that the Company shall promptly provide to Parent any non-public information concerning the Company or any Company Subsidiary that is provided to the person making such Company Takeover Proposal or its Representatives which was not previously provided to Parent, other than any Competitively Sensitive Information.

          (c) Subject to Section 8.01(e), neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or publicly propose to approve or recommend, any Company Takeover Proposal. Notwithstanding the foregoing, if, prior to receipt of the Company Stockholder Approval, the Company Board determines in good faith, after consultation with outside counsel, that failure to so withdraw or modify its recommendation of the Merger and this Agreement would be inconsistent with the Company Board's exercise of its fiduciary duties, the Company Board or any committee thereof may withdraw or modify its recommendation of the Merger and this Agreement.

          (d) The Company promptly shall advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that would reasonably be expected to lead to any Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall keep Parent reasonably informed of the status (including any change to the terms thereof) of any such Company Takeover Proposal or inquiry.

          (e) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law.

          (f) For purposes of this Agreement:

          "COMPANY TAKEOVER PROPOSAL" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) any proposal for the issuance by the Company of over 20% of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company, in each case other than the Merger.

          "SUPERIOR COMPANY PROPOSAL" means any proposal made by a third party to acquire all or substantially all the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all or substantially all its assets or otherwise, (i) on terms which the Company Board determines in good faith, after consultation with the Company's outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Company Common Stock than the Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any proposal by Parent to amend the terms of this Agreement and the Merger) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that the Company Board shall not so determine that any such proposal is a Superior Company Proposal prior to the time that is 48 hours after the time at which the Company has complied in all material respects with Section 5.02(d) with respect to such proposal.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.01 PREPARATION OF PROXY STATEMENT AND FORM S-4; STOCKHOLDERS MEETING. (a) As promptly as practicable following the date of this Agreement, Parent and the Company shall prepare, and Parent shall file with the SEC, the Form S-4, in which the Proxy Statement will be included as a prospectus, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Each of Parent and the Company shall use all reasonable best efforts to have the Form S-4 declared effective under the Securities Act, and for the Proxy Statement to be cleared by the SEC and its staff under the Exchange Act, as promptly as practicable after such filing. Without limiting any other provision herein, the Form S-4 and the Proxy Statement will contain such information and disclosure reasonably requested by either Parent or the Company so that the Form S-4 conforms in form and substance to the requirements of the Securities Act and the

Proxy Statement conforms in form and substance to the requirements of the Exchange Act. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to holders of Company Common Stock as promptly as practicable after the Form S-4 is declared effective under the Securities Act.

          (b) Each of the Company and Parent shall promptly notify the other of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form S-4 or Proxy Statement or for additional information and shall supply the other with copies of all correspondence between the Company or any of its representatives or Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Form S-4 or the Proxy Statement. The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4 and the Proxy Statement as expeditiously as practicable.

          (c) If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company or any of Company Subsidiaries, or with respect to other information supplied by Company for inclusion in the Form S-4 or the Proxy Statement, or (ii) any event with respect to Parent, or with respect to information supplied by Parent for inclusion in the Form S-4 or the Proxy Statement, in either case, which event is required to be described in an amendment of or a supplement to the Form S-4 or the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company.

          (d) The Company shall, as soon as practicable following the date the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of seeking the Company Stockholder Approval. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, except to the extent that the Company Board shall have withdrawn or modified its recommendation of this Agreement or the Merger as permitted by Section 5.02(c). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(d) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or (ii) the withdrawal or modification by the Company Board of its recommendation of this Agreement or the Merger.

     SECTION 6.02 ACCESS TO INFORMATION; CONFIDENTIALITY.

          (a) Subject to compliance with applicable Law, the Company and Parent shall, and shall cause each of their respective subsidiaries to, afford to the other party and its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, shall, and shall cause each of their respective subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other party may reasonably request and receive consistent with the provisions of applicable Law. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated July 26, 2005 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"). Notwithstanding anything to the contrary contained in this Section 6.02, the Company and Parent shall not be obligated, and shall not be obligated to cause any of their respective subsidiaries, to afford the other party or its officers, employees, accountants, counsel, financial advisors or other representatives, any access to any properties, books, contracts, commitments, personnel or records relating to, or in respect of, any forward product plans, product specific cost information, pricing information, customer specific information, merchandising information, or other similar competitively sensitive information ("COMPETITIVELY SENSITIVE INFORMATION").

          (b) To the extent not already done, the Company shall promptly upon execution of this Agreement request each person that has heretofore executed a confidentiality or non-disclosure agreement in connection with its consideration of acquiring the Company or any of the Company Subsidiaries to return (or certify in writing the destruction of) all materials containing confidential information and copies thereof furnished to such person by or on behalf of the Company or any of the Company Subsidiaries.

     SECTION 6.03 REASONABLE BEST EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement (including, without limitation, those contained in Sections 6.03(b) and (c)), each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary Consents or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have vacated or reversed any decree, order or judgment entered by any court or other Governmental Entity that would restrain, prevent or delay the Closing and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall (i) use their reasonable best efforts to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, use their reasonable best efforts to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions. Parent will take all action necessary to cause Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Subject to applicable Law relating to the exchange of information, the Company and Parent and their respective counsel shall (i) have the right to review in advance, and to the extent practicable each shall consult the other on, any filing made with, or written materials to be submitted to, any Governmental Entity in connection with

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                                       44

the Merger and the other Transactions, (ii) promptly inform each other of any communication (or other correspondence or memoranda) received from, or given to, the U.S. Department of Justice, the U.S. Federal Trade Commission, or any other Governmental Antitrust Entity and (iii) furnish each other with copies of all correspondence, filings and written communications between them or their subsidiaries or affiliates, on the one hand, and any Governmental Entity or its respective staff, on the other hand, with respect to this Agreement and the Merger. The Company and Parent shall, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Merger or the other Transactions and to participate in the preparation for such discussion, telephone call or meeting. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.03 as "Antitrust Counsel Only Material" (as defined in the Confidentiality Agreement). Notwithstanding anything to the contrary in this Section 6.03, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company and its Subsidiaries.

          (b) (i) Without limiting the generality of the undertakings pursuant to this Section 6.03, the parties hereto shall provide or cause to be provided as promptly as practicable to Governmental Entities with regulatory jurisdiction over enforcement of any applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation law, regulation or order ("ANTITRUST LAWS" and each such Governmental Entity, a "GOVERNMENTAL ANTITRUST ENTITY") information and documents requested by any Governmental Antitrust Entity or necessary, proper or advisable to permit consummation of the Transactions, including preparing and filing any notification and report form and related material required under the HSR Act and any additional Consents and filings under any Antitrust Laws as promptly as practicable following the date of this Agreement (but in no event more than five business days from the date hereof) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act and any additional Consents and filings under any Antitrust Laws; (ii) the parties shall use their best efforts to take such actions as are necessary or advisable to obtain prompt approval of consummation of the Transactions by any Governmental Antitrust Entity; and (iii) the parties shall use their best efforts to resolve any objections and challenges, including by contest through litigation on the merits, negotiation or other action, that may be asserted by any Governmental Antitrust Entity with respect to the transaction contemplated by this Agreement under the HSR Act and any Antitrust Laws.

          (c) Notwithstanding anything in this Agreement to the contrary, in no event will Parent or Sub be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of Parent, could be expected to limit the right of Parent or the Surviving Corporation to own or operate all or any portion of their respective businesses or assets. With regard to any Governmental Antitrust Entity, neither the Company nor any Company Subsidiary (or any of their respective affiliates) shall, without Parent's prior written consent in Parent's sole discretion, discuss or commit to any divestiture transaction, or discuss or commit to alter their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits the Parent's freedom of action with respect to, or the Parent's ability to retain any of the businesses, product lines or assets of, the Surviving Corporation or otherwise receive the full benefits of this Agreement.

          (d) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (e) As soon as reasonably practicable following the execution of this Agreement, Parent, in its capacity as the sole stockholder of Sub, shall adopt this Agreement.

     SECTION 6.04 ESPP. As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee of the Company Board administering the ESPP) shall adopt such resolutions or take such other actions as may be required to provide that with respect to the ESPP no purchase period shall be commenced after the date of this Agreement.

     SECTION 6.05 BENEFIT PLANS. (a) Subject to all applicable collective bargaining agreements, from the Effective Time through December 31, 2006, except as set forth below, Parent shall provide or cause the Surviving Corporation to provide to employees of the Company and the Company Subsidiaries who remain employed by the Surviving Corporation and its subsidiaries compensation and employee benefits that, taken as a whole, are comparable in the aggregate to those provided to such employees immediately prior to the Effective Time (it being understood and agreed that modifications to Company Benefit Plans that have been announced to participants or planned and otherwise disclosed to Parent but not yet implemented as of the Effective Time shall be taken into account for purposes of the foregoing). Without limiting the foregoing, Parent agrees that, with respect to service through December 31, 2006, it shall, or shall cause the Surviving Corporation to, maintain the employer matching contribution component of the Maytag Corporation Salary Savings Plan without reduction. Parent and the Company agree and acknowledge that consummation of the Transactions shall constitute a "change of control" for purposes of each applicable Company Benefit Plan and Company Benefit Agreement. Nothing herein shall be construed to prohibit Parent or the Surviving Corporation from amending or terminating any Company Benefit Plan in accordance with the terms thereof and with applicable Law, so long as they comply with the requirements of this Section 6.05.

          (b) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their respective terms (as in effect on August 10, 2005), all the Company Benefit Plans and Company Benefit Agreements disclosed in Sections 3.10(b) and 3.11(a) of the Company Disclosure Letter (subject, in each case, to the right of Parent or the Surviving Corporation to amend or terminate any Company Benefit Plan or Company Benefit Agreement in accordance with the terms thereof and with applicable Law).

For purposes of eligibility, vesting and benefit accrual (other than benefit accrual under defined benefit pension plans) under the employee benefit plans of Parent and its subsidiaries providing benefits after the Effective Time to any employee of the Company or any Company Subsidiary immediately prior to the Effective Time (all such plans, collectively, the "NEW PLANS"), each such employee shall be credited with all years of service for which such employee was credited before the Effective Time under any comparable Company Benefit Plans, except where such crediting would lead to a duplication of benefits or to the extent such service credit is not provided under a newly adopted plan to similarly situated employees of Parent who were never employees of the Company and its affiliates. In addition and without limiting the generality of the foregoing, (i) Parent shall use its commercially reasonable efforts to cause each employee of the Company or any Company Subsidiary as of the Effective Time to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent coverage under any such New Plan replaces coverage under a comparable Company Benefit Plan in which such employee participated immediately prior to the Effective Time (all such plans, collectively, the "OLD PLANS"), (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any such employee, Parent shall use its commercially reasonable efforts to cause all pre-existing condition exclusions, limitations and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependent (to the extent such exclusions, limitations and actively-at-work requirements were waived or satisfied as of the Effective Time under the corresponding Old Plan) and (iii) all deductibles, coinsurance and maximum out-of-pocket expenses incurred by such employee and his or her covered dependents under any Old Plan during the portion of the plan year of such Old Plan ending on the date such employee's participation in the corresponding New Plan begins shall be taken into account under such New Plan for purposes of satisfying all deductible, co-insurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (c) Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue the employment of any specific person.

          (d) The Company may provide up to the Retention Amount as a retention pool (the "RETENTION POOL") for the purposes of retaining the services of employees of the Company and the Company Subsidiaries ("COMPANY EMPLOYEES") who are key employees. The Chief Executive Officer of the Company shall determine in his sole discretion, subject to approval by (i) the Company Board (or the Compensation Committee thereof) and (ii) Parent (whose approval shall not be unreasonably withheld), the Company Employees eligible to receive retention awards from the Retention Pool (who shall not include Primary Company Executives) (each, a "RETENTION BONUS"), the amounts of the Retention Bonus, individually and in the aggregate, and any criteria for payment of the Retention Bonus. Any Retention Bonus shall be intended to retain the services of the recipient through, and shall be payable (if such recipient still remains employed by the Company and the Company Subsidiaries at such time) as soon as practicable following (but in no event more than 30 days following) the first to occur of (x) the 90th day following the Closing Date or (y) if this Agreement is terminated pursuant to Section 8.01 hereof, the date of such termination (such first to occur, the "VESTING DATE"); provided that such Retention Bonus shall be payable in the event that the applicable recipient's employment has been terminated (i) prior to the Closing Date without cause by mutual agreement of Parent and the Company, (ii) following the Closing Date but prior to the date of payment of Retention Bonuses without cause (or by the applicable recipient in a termination otherwise entitling such recipient to severance), or (iii) due to death or long-term disability. In the event this Agreement is terminated pursuant to Section 8.01(a), (b) or (f) hereof, Parent shall be solely responsible for making payments of Retention Bonuses, and shall indemnify and hold harmless the Company and its affiliates in connection with such bonuses. For purposes of this Agreement, the Retention Amount shall equal the product of
(x) $15,000,000 times (y) a fraction, the numerator of which is the number of days from the date hereof through the earlier of the Vesting Date and the Closing Date and the denominator of which is the number of days from the date hereof through December 31, 2006.

          (e) In the event that the Closing Date occurs prior to payment of annual bonuses for the 2005 calendar year, Parent shall cause the Surviving Corporation to continue to maintain and honor the Company's 2005 annual bonus plans set forth in Section 6.05(e) of the Company Disclosure Letter (the "2005 BONUS PLANS") for the 2005 calendar year and to pay Company Employees the bonus amounts due under such 2005 Bonus Plans pursuant to the objective formulae set forth therein (including formulae approved thereunder by the Company or the Company Board, or a committee thereof, prior to August 10, 2005 and previously provided to Parent), based on the performance of the Company and its operating units, without adjusting such total for individual performance. If the Effective Date has not occurred prior to or on December 31, 2005, the Company may establish annual bonus plans ("2006 BONUS PLANS") for the 2006 calendar year on terms consistent with past practice. If the Effective Date occurs during the 2006 calendar year, (x) Parent will pay, as soon as practicable following the Effective Time, prorated bonuses (prorated to the Effective Time) to Company Employees who were employed as of the Effective Time, assuming for purposes of such prorated bonuses that all performance measures relevant to the determination of bonuses under such 2006 Bonus Plans shall be deemed to have been met for the period beginning on January 1, 2006 and ending on the Closing Date, and (y) Parent shall implement a bonus plan for purposes of bonuses for Company Employees for the balance of the 2006 calendar year. Company performance in respect of calculations to be made under the 2005 Bonus Plans and 2006 Bonus Plans shall be calculated without taking into account any expenses or costs related to or arising out of the Transactions or any non-recurring charges that would not reasonably be expected to have been incurred had the Transactions not occurred.

          (f) From the Effective Time through December 31, 2006, (i) Company Employees below the level of Director shall continue to participate in the Maytag Corporation Separation Pay and Benefits Plan (the "SEVERANCE PLAN"), (ii) Company Employees at the levels of Director and above shall be eligible for severance benefits pursuant to the plan set forth in Section 6.05(f) of the Company Disclosure Letter and (iii) none of the Severance Plan, the Maytag Corporation Separation of Employment Plan or the plan set forth in Section 6.05(f) of the Company Disclosure Letter shall be amended in any manner adverse to the Company Employees.

     SECTION 6.06 INDEMNIFICATION. (a) Parent shall, to the fullest extent permitted by Law, cause the Surviving Corporation to honor all the Company's obligations to indemnify the current or former directors or officers of the Company for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the

Company By-laws or individual indemnity agreements, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. Parent shall, to the fullest extent permitted by Law, cause the Surviving Corporation to advance funds for expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding relating to the indemnification obligations referenced in the immediately preceding sentence in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to the indemnification referenced in the immediately preceding sentence.

          (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies purchased by Parent or the Surviving Corporation, at the sole election of Parent, with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent or the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance (such 300% amount, the "MAXIMUM PREMIUM"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $3,696,000.

     SECTION 6.07 FEES AND EXPENSES. (a) Except as provided in this Section 6.07, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except for (i) expenses incurred in connection with printing, mailing and filing the Form S-4 and the Proxy Statement and (ii) all fees paid in respect of filings made by the Company and Parent pursuant to the HSR Act in connection with the Merger, with the expenses and fees referred to in clauses (i) and (ii) to be borne by Parent.

           (b) The Company shall pay to Parent a fee of $60,000,000 and shall reimburse Parent for its payment to the Company of $40,000,000 in connection with the Company's termination of that certain Agreement and Plan of Merger, dated as of May 19, 2005, by and among Triton Acquisition Holding Co. ("TRITON"), Triton Acquisition Co. and the Company (the "TRITON AGREEMENT") if: (i) Parent terminates this Agreement pursuant to Section 8.01(d);
(ii) (A) after the date of this Agreement and prior to the termination of this Agreement pursuant to Article VIII, any person makes a Company Takeover
Proposal or amends a Company Takeover Proposal made prior to the date of this Agreement, (B) this Agreement is terminated by either the Company or Parent pursuant to Section 8.01(b)(i) (and prior to such termination the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement) or 8.01(b)(iii) (but only if a Company Takeover Proposal is publicly announced at or prior to the time of the Company Stockholders Meeting) or by Parent pursuant to Section 8.01(c) and (C) within 12 months after the date of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal; or
(iii) the Company terminates this Agreement pursuant to Section 8.01(e). The Company shall (i) pay to Parent a fee of $60,000,000 if Parent terminates this Agreement pursuant to Section 8.01(c) by reason of the Company knowingly breaching its obligations under Section 5.02 (unless such breach of Section 5.02 has only an immaterial effect on Parent) and (ii) in such event, if the circumstance described in clause (ii) (C) of the immediately preceding sentence occurs, also reimburse Parent for its payment to the Company of $40,000,000 in connection with the Company's termination of the Triton Agreement. Any amounts due under this Section 6.07(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (ii) of either of the first or second sentence of this Section 6.07(b), such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions and in the case of termination pursuant to the immediately preceding sentence, such payment shall be made on or before the fifth business day following such termination). Solely for the purposes of clause (ii) of each of the first and second sentences of this Section 6.07(b), the term "COMPANY TAKEOVER PROPOSAL" shall have the meaning assigned to such term in Section 5.02(f), except that all references to "20%" shall be changed to "40%". The Company acknowledges that the agreements contained in this Section 6.07(b) are an integral part of the Transactions, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 6.07(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 6.07(b), the Company shall pay to Parent interest on the amounts set forth in this Section 6.07(b) from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate of JPMorgan Chase Bank in effect on the date such payment was required to be made, together with reasonable legal fees and expenses incurred in connection with such suit. It is expressly understood that in no event shall the Company be required to pay the $60,000,000 fee or reimburse the $40,000,000 payment referred to in this Section 6.07(b) on more than one occasion.

          (c) In the event that either the Company or Parent is entitled to terminate, and terminates, this Agreement pursuant to Section 8.01(b)(i) or 8.01(b)(ii)(A) and at the time of such termination (i) all of the conditions set forth in Sections 7.02(a), 7.02(b) and 7.02(c) have been satisfied or waived (other than the delivery of certificates and provided that the term "Closing Date" shall in any of such sections be deemed to refer to the date of such termination), (ii) neither the Company nor Parent is entitled to terminate this Agreement pursuant to Section 8.01(b)(ii)(B) and (iii) if a vote to obtain the Company Stockholder Approval has been taken at a Company Stockholder Meeting, Company Stockholder Approval has been obtained, then Parent shall pay a termination fee equal to $120,000,000 (the "NONCLEARANCE TERMINATION FEE") on or before the fifth business day following such termination by wire transfer of same day funds to an account designated in writing to Parent by the Company at least two business days after such termination.

     SECTION 6.08 PUBLIC ANNOUNCEMENTS. Each of Parent and Sub, on the one hand, and the Company, on the other hand, shall use its reasonable best efforts to consult with each

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                                       50

other before issuing, and, to the extent reasonably feasible, provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 6.09 TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("TRANSFER TAXES") incurred in connection with the Transactions shall be paid by either Sub or the Surviving Corporation, and the Company shall cooperate with Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company that are located in New York State and any information with respect to such property that is reasonably necessary to complete such Tax Returns.

     SECTION 6.10 RIGHTS AGREEMENTS; CONSEQUENCES IF RIGHTS TRIGGERED.

           (a) The Company Board shall take all further actions (in addition to those referred to in Section 3.05(c)) requested in writing by Parent in order to render the Company Rights inapplicable to the Merger and the other Transactions. Except as approved in writing by Parent, the Company Board shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement. If any Distribution Date or Share Acquisition Date occurs under the Company Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Merger Consideration as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other Transactions.

          (b) The Parent Board shall take all further actions (in addition to those referred to in Section 4.05(c)) requested in writing by the Company in order to render the Parent Rights inapplicable to the Merger and the other Transactions. Except as would not adversely affect the ability of Parent to consummate the Merger and the Transactions, unless approved in writing by the Company, the Parent Board shall not (i) amend the Parent Rights Agreement, (ii) redeem the Parent Rights or (iii) take any action with respect to, or make any determination under, the Parent Rights Agreement.

     SECTION 6.11 STOCKHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any Transaction; provided, however, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld.

     SECTION 6.12 STOCK EXCHANGE LISTING. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger

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                                       51

and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 6.13 AFFILIATES.

          (a) Not less than forty-five (45) days prior to the Effective Time, the Company (i) shall deliver to Parent a letter identifying all Persons who, in the Company's opinion, may be, as of the Effective Time, its "AFFILIATES" for purposes of Rule 145 under the Securities Act, and (ii) shall use its reasonable best efforts to cause each Person who is identified as an "AFFILIATE" of it in such letter to deliver to Parent, as promptly as practicable but in no event later than thirty (30) days prior to the Effective Time, a signed agreement reasonably acceptable to both Parent and the Company (an "AFFILIATE AGREEMENT"). The Company shall notify Parent from time to time after the delivery of the letter described above of any Person not identified on such letter who then is, or may be, such an "AFFILIATE" and use its reasonable best efforts to cause each additional Person who is identified as an "AFFILIATE" to execute an Affiliate Agreement.

          (b) Neither Parent or the Company shall register, or allow its transfer agent to register, on its books, any transfer of any shares of Parent Common Stock or Company Common Stock of any affiliate of the Company who has not provided an executed Affiliate Agreement in accordance with this Section 6.13 unless the transfer is made in compliance with the foregoing.

          (c) For one year following the Closing, Parent shall continue to make available such adequate current public information as shall satisfy the conditions set forth in Rule 144(c) of the Securities Act.

     SECTION 6.14 OTHER ACTIONS BY PARENT. Parent shall not, and shall use its reasonable best efforts to cause its affiliates not to, take any action that would reasonably be expected to result in any condition to the Merger set forth in Article VII not being satisfied, except any action permitted to be taken pursuant to Section 8.01.

     SECTION 6.15 SECTION 16(B). Parent shall take all such steps as may be reasonably necessary to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) STOCKHOLDER APPROVAL. The Company shall have obtained the Company Stockholder Approval.

          (b) ANTITRUST. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any Consents and filings required prior to the Closing under any Antitrust Law, the absence of which would reasonably be expected to (i) have a Company Material Adverse Effect, (ii) have a Parent Material Adverse Effect or
(iii) result in a criminal violation, shall have been obtained or made.

          (c) NO INJUNCTIONS OR RESTRAINTS. No restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.03, the asserting party shall have used its reasonable best efforts or best efforts, as applicable, in a manner consistent with this Agreement, including, without limitation, Section 6.03(b), to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

          (d) FORM S-4 EFFECTIVE. The Form S-4 shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

          (e) LISTING OF PARENT COMMON STOCK. The shares of Parent Common Stock to be issued in the Merger and such other shares of Parent Common Stock to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 7.02 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement that are qualified as to Company Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct except for such failures to be true and correct as would not reasonably be expected to have a Company Material Adverse Effect (other than the representations and warranties set forth in Sections 3.02, 3.03, 3.04 and 3.18, which shall be true and correct in all material respects), as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to Company Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct except for such failures to be true and correct as would not reasonably be expected to have a Company Material Adverse Effect (other than the representations and warranties set forth in Sections 3.02, 3.03, 3.04 and 3.18, which shall be true and correct in all material respects), on and as of such earlier date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) ABSENCE OF COMPANY MATERIAL ADVERSE EFFECT. Except as disclosed in the Company Disclosure Letter or in any Filed Company SEC Document, since the date of this Agreement there shall not have been any event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 7.03 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to Parent Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct except for such failures to be true and correct as would not reasonably be expected to have a Parent Material Adverse Effect (other than the representations and warranties set forth in Sections 4.02 and 4.04, which shall be true and correct in all material respects), as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to Parent Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct except for such failures to be true and correct as would not reasonably be expected to have a Parent Material Adverse Effect (other than the representations and warranties set forth in Sections 4.02 and 4.04, which shall be true and correct in all material respects), on and as of such earlier date). The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (c) ABSENCE OF PARENT MATERIAL ADVERSE EFFECT. Except as disclosed in the Parent Disclosure Letter or in any Filed Parent SEC Document, since the date of this Agreement there shall not have been any event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

                              (i) if the Merger is not consummated on or before
               December 31, 2006 (the "OUTSIDE DATE"), unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                              (ii) if any Governmental Entity issues an order,
               decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger (A) as violative of any Antitrust Law or (B) for any reason other than as contemplated by Section 8.01(b)(ii)(A), and, in either case, such order, decree, ruling or other action shall have become final and non-appealable; or

                              (iii)if, upon a vote thereon at the Company
               Stockholder Meeting, the Company Stockholder Approval is not obtained;

          (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured by the Outside Date (provided that neither Parent nor Sub is then in willful and material breach of any representation, warranty or covenant contained in this Agreement);

          (d) by Parent:

                              (i) if the Company Board or any committee thereof
               withdraws or modifies, in a manner adverse to Parent or Sub, or publicly proposes to withdraw or modify, in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement or the Merger, fails to recommend to the Company's stockholders that they give the Company Stockholder Approval or approves or recommends, or publicly proposes to approve or recommend, any Company Takeover Proposal; or

                              (ii) if the Company gives Parent the notification
               contemplated by Section 8.05(b)(iii);

          (e) by the Company prior to receipt of the Company Stockholder Approval in accordance with Section 8.05(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein; or

          (f) by the Company, if Parent or Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and
(ii) cannot be or has not been cured by the Outside Date (provided that the Company is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement).

     SECTION 8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the last sentence of Section 6.02, Section 6.07, this

Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.

      SECTION 8.03 AMENDMENT. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      SECTION 8.04 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. No extension or waiver by the Company shall require the approval of the stockholders of the Company. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      SECTION 8.05 PROCEDURE FOR TERMINATION. (a) A termination of this Agreement pursuant to Section 8.01 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or, to the extent permitted by law, the duly authorized designee of its Board of Directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of the Company.

           (b) The Company may terminate this Agreement pursuant to Section 8.01(e) only if (i) the Company Board has received a Superior Company Proposal, (ii) in light of such Superior Company Proposal a majority of the disinterested directors of the Company shall have determined in good faith, after consultation with outside counsel, that the failure to withdraw or modify its recommendation of the Merger and this Agreement would be inconsistent with the Company Board's exercise of its fiduciary duty under applicable Law, (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above, (iv) at least five business days following receipt by Parent of the notice referred to in clause
(iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior
Company Proposal remains a Superior Company Proposal and a majority of the disinterested directors of the Company has again made the determinations referred to in clause (ii) above, (v) the Company is in compliance, in all material respects, with Section 5.02, (vi) the Company has previously paid the fee and reimbursement, as applicable, due under Section 6.07, (vii) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal and (viii) Parent is not at such time entitled to terminate this Agreement pursuant to Section 8.01(c) (assuming for purposes of this clause (viii) that the Outside Date is the date of termination of this Agreement by the Company, except where the applicable breach or failure to perform is not willful and material and is capable of being cured prior to the Outside Date).

                                  ARTICLE IX

                              GENERAL PROVISIONS

      SECTION 9.01 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 9.02 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a)  if to Parent or Sub, to
                Whirlpool Corporation
                2000 M63 North
                Benton Harbor, MI  49022
                Attention: Daniel F. Hopp
                Facsimile: 269-923-3722

                with a copy to:

                Weil, Gotshal & Manges LLP
                767 Fifth Avenue
                New York, NY 10153
                Attention: Thomas A. Roberts, Esq.
                           Ellen J. Odoner, Esq.
                Facsimile: 212-310-8007

           (b)  if to the Company, to
                Maytag Corporation
                403 West Fourth Street, North
                Newton, IA 50208
                Attention: Roger K. Scholten
                Facsimile: 641-787-6930

                with a copy to:

                Wachtell, Lipton, Rosen & Katz
                51 West 52nd Street
                New York, NY 10019
                Attention: Richard D. Katcher, Esq.
                           James Cole, Jr., Esq.
                Facsimile: 212-403-2000

      SECTION 9.03   DEFINITIONS.  For purposes of this Agreement:

           An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

           A "COMPANY MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, assets (including, without limitation, the Maytag brand) or financial condition of the Company and the Company Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or (c) a material adverse effect on the ability of the Company to consummate the Merger and the other Transactions to be performed or consummated by the Company; provided, however, that a Company Material Adverse Effect shall not include any event, change, effect, development, condition or occurrence arising out of or relating to (i) general economic or political conditions in the United States of America, (ii) conditions generally affecting industries in which any of the Company or the Company Subsidiaries operates (except, in the case of clauses (i) and (ii) above, if the event, change, effect, development, condition or occurrence disproportionately impacts the business, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole), (iii) the public announcement of this Agreement or the consummation of the Transactions contemplated hereby (including, without limitation, any loss of customers, suppliers, licensors, licensees, or distributors of the Company or any Company Subsidiary as a result thereof, or changes arising out of, or attributable to, any such loss, with the burden of proving that any such loss was not caused by such public announcement or consummation to be borne by Parent) or (iv) the loss of employees of the Company or any Company Subsidiary or changes arising out of, or attributable to, such loss; and provided, further, that (x) any change in the Company's stock price or trading volume or (y) any failure of the Company to meet its internal financial projections or published analysts' forecasts relating to it, or any other amount of revenues or earnings of the Company shall each not, individually or collectively, be deemed to constitute a Company Material Adverse Effect.

           "KNOWLEDGE" means, with respect to the Company, the knowledge of any of Ralph F. Hake, George C. Moore, Roger K. Scholten or Steven Klyn, and with respect to Parent, the knowledge of Jeff M. Fettig, Roy W. Templin, Blair A. Clark or Daniel F. Hopp.

           A "PARENT MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, assets, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of Parent to perform its obligations under this Agreement or (c) a material adverse effect on the ability of Parent to consummate the Merger and the other Transactions to be performed or consummated by Parent; provided, however, that a Parent Material Adverse Effect shall not include any event, change, effect, development, condition or occurrence arising out of or relating to (i) general economic or political conditions in the United States of America or (ii) conditions generally affecting industries in which any of Parent or the Parent Subsidiaries operates (except, in the case of clauses (i) and (ii) above, if the event, change, effect, development, condition or occurrence disproportionately impacts the business, assets, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole); provided, however, that any change in

Parent's stock price or trading volume shall not be deemed to constitute a Parent Material Adverse Effect.

           A "PERSON" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

           A "SUBSIDIARY" of any person means another person (a) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, or (b) of which such first person is, in the case of a partnership, the general partner or, in the case of a limited liability company, the managing member.

      SECTION 9.04 INTERPRETATION; DISCLOSURE LETTER. When a reference is made in this Agreement to a Section or subsection, such reference shall be to a Section or subsection, as applicable, of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE", "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION". Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section relates.

      SECTION 9.05 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

      SECTION 9.06 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 9.07 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, taken together with the Company Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for Section 6.06 and except as otherwise provided in the Confidentiality Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies. Notwithstanding clause (b) of the immediately preceding sentence, following the Effective Time the provisions of Article II shall be enforceable by holders of Certificates.

      SECTION 9.08 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Delaware are mandatorily applicable to the Merger.

      SECTION 9.09 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect, wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      SECTION 9.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court, any federal court located in the State of New York or the State of Delaware, or the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court, any federal court located in the State of New York or the State of Delaware, or the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any New York state court, any federal court sitting in the State of New York or the State of Delaware or the Court of Chancery of the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

                           [Signature page follows.]

           IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.


                               WHIRLPOOL CORPORATION



                               By: /s/ Jeff M. Fettig
                                 ----------------------------------
                                 Name:  Jeff M. Fettig
                                 Title:  Chairman, CEO & President



                               WHIRLPOOL ACQUISITION CO.



                               By: /s/ Daniel F. Hopp
                                 ----------------------------------
                                 Name:  Daniel F. Hopp
                                 Title:  President



                               MAYTAG CORPORATION



                               By: /s/ Roger K. Scholten
                                 ----------------------------------
                                 Name: Roger K. Scholten
                                 Title: Sr. V.P. and General Counsel